                                                                   Exhibit 10.9

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                            CAPITAL LEASE FUNDING, L.P.,
                                       OWNER
                            MIDLAND LOAN SERVICES, L.P.,
                                     SERVICER


                               LASALLE NATIONAL BANK,
                                     CUSTODIAN

                                        and

                                ABN AMRO BANK N.V.,
                                    FISCAL AGENT


                   ---------------------------------------------


                                AMENDED AND RESTATED
                            INTERIM SERVICING AGREEMENT

                             Dated as of July 19, 1996






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                                  TABLE OF CONTENTS
                                                                            PAGE


                                ARTICLE I  DEFINITIONS
SECTION 1.01.  Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . 3
SECTION 1.02.  Certain Calculations. . . . . . . . . . . . . . . . . . . . .18

                ARTICLE II  OWNER'S ENGAGEMENT OF SERVICER TO PERFORM
                              SERVICING RESPONSIBILITIES

SECTION 2.01.  Possession of Servicer Mortgage Files . . . . . . . . . . . .19
SECTION 2.02.  Books and Records . . . . . . . . . . . . . . . . . . . . . .19
SECTION 2.03.  Commencement of Servicing Responsibilities. . . . . . . . . .20
SECTION 2.04.  Custody Agreement . . . . . . . . . . . . . . . . . . . . . .20
SECTION 2.05.  Representations, Warranties and Covenants of the Servicer . .20

           ARTICLE III  ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

SECTION 3.01.  Servicer to Act as Servicer; Administration of the
               Mortgage Loans. . . . . . . . . . . . . . . . . . . . . . . .23
SECTION 3.02.  Liability of the Servicer . . . . . . . . . . . . . . . . . .25
SECTION 3.03.  Collection of Certain Mortgage Loan Payments. . . . . . . . .26
SECTION 3.04.  Collection of Taxes, Assessments, Insurance Payments
               and Similar Items . . . . . . . . . . . . . . . . . . . . . .26
SECTION 3.05.  Rent Escrow Account; Collection Account . . . . . . . . . . .28
SECTION 3.06.  Permitted Withdrawals from the Collection Account . . . . . .30
SECTION 3.07.  Investment of Funds in the Collection Account and the
               Reserve Accounts. . . . . . . . . . . . . . . . . . . . . . .32
SECTION 3.08.  Maintenance of Insurance Policies and Errors and
               Omissions and Fidelity Coverage . . . . . . . . . . . . . . .34
SECTION 3.09.  Enforcement of Due-On-Sale Clauses; Assumption Agreements . .37
SECTION 3.10.  Realization Upon Mortgage Loans . . . . . . . . . . . . . . .38
SECTION 3.11.  [Reserved]. . . . . . . . . . . . . . . . . . . . . . . . . .41
SECTION 3.12.  Servicing Compensation. . . . . . . . . . . . . . . . . . . .41
SECTION 3.13.  Reports to the Owner; Collection Account Statements . . . . .43
SECTION 3.14.  Annual Statement as to Compliance . . . . . . . . . . . . . .43
SECTION 3.15.  Annual Independent Public Accountants' Servicing Report . . .44
SECTION 3.16.  [Reserved]. . . . . . . . . . . . . . . . . . . . . . . . . .44
SECTION 3.17.  Title and Management of REO Properties. . . . . . . . . . . .44
SECTION 3.18.  Sale of Specially Serviced Mortgage Loans
               and REO Properties. . . . . . . . . . . . . . . . . . . . . .46


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                                                                            Page
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SECTION 3.19.  Additional Obligations of the Servicer; Inspections . . . . .46
SECTION 3.20.  Available Information and Notices . . . . . . . . . . . . . .46
SECTION 3.21.  Reserve Accounts; Maintenance Reserve Account;
               Performance of Borrower's Lease Obligations . . . . . . . . .48
SECTION 3.22.  Property Advances . . . . . . . . . . . . . . . . . . . . . .49
SECTION 3.23.  [Reserved]. . . . . . . . . . . . . . . . . . . . . . . . . .50
SECTION 3.24.  [Reserved]. . . . . . . . . . . . . . . . . . . . . . . . . .50
SECTION 3.25.  Maintenance of Lease Enhancement Insurance Policies . . . . .50
SECTION 3.26.  Confidentiality . . . . . . . . . . . . . . . . . . . . . . .51

                         ARTICLE IV  REMITTANCE TO THE OWNER

SECTION 4.01.  Remittances . . . . . . . . . . . . . . . . . . . . . . . . .53
SECTION 4.02.  Nonrecoverable Advances . . . . . . . . . . . . . . . . . . .53

                        ARTICLE V   THE OWNER AND THE SERVICER

SECTION 5.01.  Liability of the Owner and the Servicer . . . . . . . . . . .55
SECTION 5.02.  Merger or Consolidation of the Servicer . . . . . . . . . . .55
SECTION 5.03.  Limitation on Liability of the Servicer and Others. . . . . .55
SECTION 5.04.  Limitation on Resignation of the Servicer . . . . . . . . . .56
SECTION 5.05.  Rights of the Owner in Respect of the Servicer. . . . . . . .57

                      ARTICLE VI  DEFAULT AND SERVICING TRANSFER

SECTION 6.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . .58
SECTION 6.02.  Custodian to Act; Appointment of Successor. . . . . . . . . .60
SECTION 6.03.  Other Remedies of Owner . . . . . . . . . . . . . . . . . . .61
SECTION 6.04.  Waiver of Past Events of Default; Termination . . . . . . . .61

                        ARTICLE VII  CONCERNING THE CUSTODIAN

SECTION 7.01.  Possession of Custodian Mortgage File; Duties of Custodian. .63
SECTION 7.02.  Certain Matters Affecting the Custodian . . . . . . . . . . .64
SECTION 7.03.  Custodian and Fiscal Agent Not Liable for Mortgage Loans. . .65
SECTION 7.04.  Payment of Custodian's Fees and Expenses; Indemnification . .66
SECTION 7.05.  Eligibility Requirements for Custodian. . . . . . . . . . . .68
SECTION 7.06.  Resignation and Removal of the Custodian; Removal
               of the Fiscal Agent . . . . . . . . . . . . . . . . . . . . .68
SECTION 7.07.  Successor Custodian and Fiscal Agent. . . . . . . . . . . . .69
SECTION 7.08.  Merger or Consolidation of Custodian and of the
               Fiscal Agent. . . . . . . . . . . . . . . . . . . . . . . . .70
SECTION 7.09.  Fiscal Agent Appointed; Concerning the Fiscal Agent . . . . .70


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                                                                            Page
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              ARTICLE VIII  WHOLE LOAN TRANSFER; PASS-THROUGH TRANSFER;
                                RIGHTS OF NATIONSBANK

SECTION 8.01.  Removal of Mortgage Loans from Inclusion Under this Agreement Upon a Pass-Through Transfer or a
               Whole Loan Transfer on One or More Reconstitution
               Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . .71
SECTION 8.02.  Rights of NationsBank . . . . . . . . . . . . . . . . . . . .74
SECTION 8.03.  Further Assurances. . . . . . . . . . . . . . . . . . . . . .75

                         ARTICLE IX  MISCELLANEOUS PROVISIONS

SECTION 9.01.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .76
SECTION 9.02.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . .76
SECTION 9.03.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .76
SECTION 9.04.  Severability of Provisions. . . . . . . . . . . . . . . . . .77
SECTION 9.05.  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . .77

                                       EXHIBITS

Exhibit A      Mortgage Loan Schedule
Exhibit B      Form of Acknowledgment Agreement
Exhibit C      Form of Lease Enhancement Insurance Policy

     Amended and Restated Interim Servicing Agreement, dated as of July 19, 1996, among Capital Lease Funding, L.P., as Owner, Midland Loan Services, L.P., as Servicer, LaSalle National Bank, as Custodian and ABN AMRO Bank N.V., as Fiscal Agent.

                                PRELIMINARY STATEMENT

     WHEREAS, the parties hereto intend to amend and restate in its entirety the Interim Servicing Agreement, dated as of November 1, 1995, among Capital Lease Funding, L.P., as Owner, Midland Loan Services, L.P., as Servicer, LaSalle National Bank, as Custodian, and ABN AMRO Bank N.V., as Fiscal Agent; and

     WHEREAS, the Owner desires to engage the Servicer, and the Servicer desires to accept the Owner's engagement, to service certain of the Mortgage Loans that the Owner originates or acquires from time to time in accordance with the provisions of this Agreement; and

     WHEREAS, the Owner desires to engage the Custodian and the Fiscal Agent, and the Custodian and Fiscal Agent desire to accept the Owner's engagement, to act as custodian pursuant to the Custody Agreement as backup servicer and backup advancing party hereunder to the Servicer (in the case of the Custodian) and backup advancing party to the Custodian (in the case of the Fiscal Agent) with respect to certain Mortgage Loans which the Owner originates or acquires from time to time in accordance with the provisions of this Agreement; and

     WHEREAS, the Owner intends upon origination, or other acquisition of any Mortgage Loan to transfer ownership of such Mortgage Loan to NationsBank, N.A. ("NationsBank") subject to repurchase by the Owner pursuant to the terms of that certain Repurchase Agreement Governing Purchases and Sales of Mortgage Loans (the "Master Repurchase Agreement") dated July 19, 1996 between the Owner and NationsBank; and

     WHEREAS, the Servicer is an independent contractor in the business of servicing mortgage loans, and is not an Affiliate of the Owner; and

     WHEREAS, the Owner, the Custodian and the Servicer shall execute an Acknowledgment Agreement, a form of which is attached hereto as Exhibit B, with respect to each Mortgage Loan, or group or portfolio of Mortgage Loans, to be serviced hereunder which shall describe such Mortgage Loan or Mortgage Loans and shall set forth additional rights and obligations, if any, of the Servicer or Custodian with respect to the Mortgage Loan or Mortgage Loans described therein; and

     WHEREAS, this Agreement shall become effective with respect to each Mortgage Loan, or group or portfolio of Mortgage Loans, upon the execution of an Acknowledgment Agreement relating thereto by the Owner, the Custodian and the Servicer and the delivery by the Owner to the Servicer of the Servicer Mortgage File and the delivery by the Owner to the Custodian of the Custodian Mortgage File with respect to the Mortgage Loans described in each such Acknowledgment Agreement;

     NOW THEREFORE, in consideration of the recitals in this Preliminary Statement which are made a contractual part hereof, and of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

     SECTION 1.01.  DEFINED TERMS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     "ACKNOWLEDGMENT AGREEMENT": The document to be executed by the Owner, Custodian and the Servicer as of each Transfer Date, substantially in the form of EXHIBIT B to this Agreement, which document shall amend the Mortgage Loan Schedule to reflect the addition of a Mortgage Loan, or group or portfolio of Mortgage Loans (as described in such document), to such schedule and which sets forth such other relevant terms and conditions with respect to such Mortgage Loans. To the extent that there is any inconsistency between the provisions of this Agreement and any Acknowledgment Agreement, the provisions of such Acknowledgment Agreement shall govern and control with respect to the Mortgage Loans described therein.

     "AFFILIATE": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "AGREEMENT": This Amended and Restated Interim Servicing Agreement and all amendments hereof and supplements hereto.

     "APPLICABLE RATING AGENCY": With respect to a particular Mortgage Loan, any Rating Agency which is issuing a rating at origination of the Mortgage Loan with respect to the status of the Lease underlying such Mortgage Loan as a "bond" quality lease.

     "ASSIGNMENT OF MORTGAGE": An assignment of mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same jurisdiction, if permitted by law and acceptable for recording; PROVIDED, HOWEVER, that none of the Custodian, the Fiscal Agent and the Servicer shall be responsible for determining whether any such assignment is legally sufficient or in recordable form.

     "BASIC RENT": With respect to any Lease, the amount paid by the Lessee equal to net rentals in monthly installments in an amount at least equal to the Monthly Payment then due on the related Mortgage Loan and as otherwise provided under the terms of the related Lease.

     "BORROWER": With respect to each Mortgage Loan, any obligor on any related Note.

     "BORROWER LEASE OBLIGATION": All covenants, conditions and agreements in a Lease required to be paid, performed or observed by the related Borrower, as landlord under such Lease, including, without limitation, (i) maintenance, repair and restoration obligations with respect to the Mortgaged Property, (ii) obligations to maintain insurance, (iii) payments and/or contributions required to be made by landlord with respect to the Mortgaged Property or pursuant to any reciprocal easement, operating or similar agreement, (iv) the enforcement of restrictions with respect to the use of any property adjacent to or within a specified area of the Mortgaged Property, and (v) the enforcement of the provisions of any reciprocal easement, operating or similar agreement.

     "BUSINESS DAY": Any day other than a Saturday, a Sunday or a day on which banking institutions in the States of Illinois, Missouri or New York are authorized or obligated by law, executive order or governmental decree to be closed.

     "CLF":  As defined in Section 8.02.

     "CLOSING DATE":  July 19, 1996.

     "CODE": The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

     "COLLECTION ACCOUNT": The segregated account or accounts created and maintained by the Servicer pursuant to Section 3.05(b).

     "COLLECTION PERIOD": With respect to any Remittance Date, the period beginning on the day immediately succeeding the Determination Date in the month preceding the month in which such Remittance Date occurs and ending on the Determination Date in the month in which such Remittance Date occurs.

     "CONDEMNATION PROCEEDS": Any amount (other than Insurance Proceeds) received by the Servicer in connection with the taking of any Mortgaged Property by exercise of the power of eminent domain or condemnation.

     "CORPORATE TRUST OFFICE": The principal office of the Custodian located at 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60674-4107, Attention:
Asset Backed Securities Trust Services Group, or the principal trust office of any successor custodian qualified and appointed pursuant to Section 7.07.

     "CUSTODIAN":  LaSalle National Bank, its permitted successors and assigns.

     "CUSTODIAN FEE": With respect to each Mortgage Loan and for any Remittance Date, an amount per calendar month equal to the product of (i) one-twelfth of the Custodian Fee Rate multiplied by (ii) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Remittance Date occurs; PROVIDED, HOWEVER, that with respect to any Mortgage Loan the Custodian shall only be entitled to a pro rata portion based on the number of days of the Custodian Fee for any month in which custody of such Mortgage Loan Documents commences or terminates pursuant to the Custody Agreement, as applicable.

     "CUSTODIAN FEE RATE":  A rate equal to .015% per annum.

     "CUSTODIAN MORTGAGE FILE": With respect to any Mortgage Loan, the documents included in the Mortgage File (as defined in the Custody Agreement).

     "CUSTODY AGREEMENT": With respect to any Mortgage Loan, the Custody Agreement, if any, in effect from time to time between the Custodian, the Owner (as seller or borrower), and NationsBank (as buyer or lender) relating to all or any of the Mortgage Loans.

     "DEFAULT INTEREST": With respect to any Mortgage Loan, interest accrued on such Mortgage Loan in excess of interest at the Mortgage Rate on the outstanding principal balance of the Mortgage Loan.

     "DETERMINATION DATE": With respect to each Remittance Date, the 15th day of the month in which such Remittance Date occurs, or if such 15th day is not a Business Day, the Business Day immediately following such 15th day.

     "DEFAULT NOTICE":  As defined in Section 8.02.

     "DISPOSITION FEE": With respect to any Specially Serviced Mortgage Loan or REO Property which is sold or transferred or otherwise liquidated by the Servicer at the request of the Owner pursuant to Section 3.18, an amount equal to the product of (I) the excess, if any, of (a) the Liquidation Proceeds of such Specially Serviced Mortgage Loan or REO Property, over (b) any broker's commission and related brokerage referral fees, times (II) 1.0%.

     "DUE DATE": With respect to any Collection Period and any Mortgage Loan, the date during such Collection Period on which scheduled payments are due on the related Note, being in each case (except as otherwise specified in the Acknowledgment Agreement) the 15th day of the month.

     "ELIGIBLE ACCOUNT": With respect to funds related to any Mortgage Loan, either (i) an account or accounts maintained with a depository institution or trust company, the long term unsecured debt obligations of which are assigned a rating of "AA" (or its equivalent) or higher by each Applicable Rating Agency (or if not so rated by any such Applicable Rating Agency such account to be approved, in writing, by any such Applicable

Rating Agency) or (ii) a segregated trust account or accounts maintained with a federally or state-chartered depository institution or trust company acting in its fiduciary capacity, having, in either case, a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or otherwise confirmed in writing by each Applicable Rating Agency. Eligible Accounts may bear interest.

     "ENVIRONMENTAL CONSULTANT":  As defined in Section 3.10(f).

     "ESCROW ACCOUNT":  As defined in Section 3.04(b).

     "ESCROW PAYMENT": Any payment made by or on behalf of any Borrower to the Servicer for the account of such Borrower for application toward the payment of taxes, insurance premiums, assessments, ground rents, and similar items in respect of the related Mortgaged Property.

     "EVENT OF DEFAULT":  As defined in Section 6.01.

     "EXCESS BALANCE": The excess of funds held in the Rent Escrow Account (following any required transfers therefrom on a Rent Escrow Transfer Date as provided in Section 3.05(a)), excluding any amounts representing payments due on a future date.

     "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

     "FHLMC": The Federal Home Loan Mortgage Corporation, or any successor thereto.

     "FISCAL AGENT": ABN AMRO Bank N.V., in its capacity as fiscal agent of the Custodian, or its successors in interest, or any successor fiscal agent appointed as herein provided.

     "FNMA": The Federal National Mortgage Association, or any successor thereto.

     "HAZARDOUS MATERIALS": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

     "INDEMNIFIED PARTY":  As defined in Section 7.04(c).

     "INDEPENDENT": When used with respect to any specified Person, any other Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of the Manager, the Servicer, the Owner, any Borrower, any Lessee or any Affiliate thereof, and (ii) is not connected with any such specified Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

     "INSURANCE PROCEEDS": Proceeds of any Lease Enhancement Insurance Policies or of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan and/or the Mortgaged Property securing any Mortgage Loan (including any amounts paid by the Servicer pursuant to Section 3.08), to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the related Mortgage or other documents included in the related Custodian Mortgage File or in accordance with the Servicing Standard.

     "INVESTMENT ACCOUNT":  As defined in Section 3.07(a).

     "IRS":  The Internal Revenue Service or any successor agency.

     "LEASE": With respect to each Mortgaged Property, the lease between the Borrower and the lessee thereunder with respect to such Mortgaged Property.

     "LEASE DEFAULT": A default or breach of an obligation by the Lessee under a Lease, after the expiration of any applicable grace period set forth in the Lease.

     "LEASE ENHANCEMENT INSURANCE POLICIES": The Lease Enhancement Insurance Policies issued with respect to certain of the Mortgaged Properties by American International Group, Inc., or an Affiliate thereof rated "AAA" (or its equivalent rating) by a Rating Agency, naming the Borrower and the Owner as loss payee and providing, with respect to such Mortgaged Property and in the event of certain casualty or condemnation events, for payment in respect of such Mortgage Loan. A form of a Lease Enhancement Insurance Policy is attached hereto as Exhibit C.

     "LEASE TERMINATION CONDITION":  As defined in Section 3.21(c).

     "LESSEE":  The lessee with respect to any Lease.

     "LESSEE RENTAL PAYMENT" Any payment of rent under the related Lease by or on behalf of the Lessee with respect to any Mortgaged Property made to the Servicer for the account of the related Borrower or required under the Mortgage Loan Documents.

     "LIQUIDATION EXPENSES": Expenses incurred by the Servicer in connection with the liquidation of any Specially Serviced Mortgage Loan or any REO Property (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes) and any Property Protection Expenses incurred by the Servicer with respect to such Specially Serviced Mortgage Loan or such property not previously reimbursed from collections or other proceeds therefrom.

     "LIQUIDATION PROCEEDS": The amount received in connection with (i) the liquidation of a Specially Serviced Mortgage Loan through a trustee's sale, foreclosure sale or otherwise (but not including Insurance Proceeds or Condemnation Proceeds) or (ii) a sale of a Specially Serviced Mortgage Loan or an REO Property by or on behalf of the Owner, including without limitation by the Servicer, in accordance with Section 3.18.

     "MAI":  Member of the Appraisal Institute.

     "MAINTENANCE DEPOSIT AMOUNT": With respect to each Mortgage Loan, the amount required to be reserved on a monthly basis (except for any initial deposits made at the closing of such Mortgage Loan) for certain Borrower Lease Obligations with respect to the related Mortgaged Property which amount will be indicated on the Acknowledgment Agreement relating to such Mortgage Loan.

     "MAINTENANCE RESERVE ACCOUNT":  As defined in Section 3.21(b).

     "MAINTENANCE RESERVE AGREEMENT": The Maintenance Reserve Agreement executed by the Borrower and setting forth the terms and amounts required to be reserved for maintenance of the Mortgaged Property with respect to a particular Mortgage Loan.

     "MANAGER": Any property manager or Person fulfilling a similar function with respect to any of the Mortgaged Properties.

     "MATURITY DATE": With respect to each Mortgage Loan, the maturity date as set forth in the related Mortgage Loan Documents.

     "MONTHLY PAYMENT": With respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Borrower on such Due Date under the related Note (after giving effect to any extension or modification permitted thereunder). With respect to any REO Mortgage Loan, the monthly payment which would otherwise have been payable on such Due Date had the related Note not been discharged (after giving effect to any extension or other modification), determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

     "MORTGAGE": The mortgage, deed of trust, deed to secure debt, security agreement or other instrument securing a Note, as the same may have been modified, assigned or consolidated.

     "MORTGAGE LOAN": Each of the mortgage loans from time to time subject to this Agreement and which are described in an Acknowledgment Agreement. Such term shall include any REO Mortgage Loan.

     "MORTGAGE LOAN DOCUMENTS": Any and all documents relating to a Mortgage Loan which are required to be maintained by either the Custodian or the Servicer pursuant to this Agreement.

     "MORTGAGE LOAN SCHEDULE": The list of Mortgage Loans to be serviced pursuant to this Agreement as of the Closing Date and which list shall be updated with respect to the related Mortgage Loans upon the execution and delivery of any Acknowledgment Agreements or upon the termination of the Servicer's servicing obligations upon a Pass-Through Transfer, a Whole Loan Transfer or upon any other such termination.

     "MORTGAGE RATE": With respect to each Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan (in the absence of a default), as set forth in the related Mortgage Loan Documents.

     "MORTGAGED PROPERTY": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple or leasehold estate in a parcel of land improved by a commercial property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

     "NET LIQUIDATION PROCEEDS": The excess of Liquidation Proceeds received with respect to any Mortgage Loan over the amount of Liquidation Expenses incurred with respect thereto.

     "NET MORTGAGE RATE": With respect to any Mortgage Loan, the Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate and the Custodian Fee Rate.

     "NET REO PROCEEDS": With respect to each REO Property, REO Proceeds with respect to such REO Property net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to Section 3.17(b).

     "NONRECOVERABLE ADVANCE": Any portion of a Property Advance proposed to be made or previously made (including accrued and unpaid interest at the Property Advance Rate compounded monthly in the event of a Property Advance previously made) which has not been previously reimbursed to the Servicer, the Custodian or the Fiscal Agent, as applicable, and which the Servicer (or, if applicable, the Custodian or the Fiscal Agent) has determined to be nonrecoverable in accordance with Section 4.02.

     "NOTE": With respect to any Mortgage Loan as of any date of determination, the note or other evidence of indebtedness and/or agreement evidencing the indebtedness of the related Borrower under such Mortgage Loan, including any amendments or modifications, or any renewal or substitution notes, as of such date.

     "OFFICERS' CERTIFICATE": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President (however denominated) and by the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, any

Trust Officer or any other officer of the general partner of the Servicer customarily performing functions similar to those performed by any of the above designated officers, or with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "OPINION OF COUNSEL": A written opinion of counsel reasonably acceptable to the Owner.

     "OWNER": Capital Lease Funding, L.P., a Delaware limited partnership, and its permitted successors and assigns.

     "PASS-THROUGH TRANSFER": The sale or transfer of some or all of the Mortgage Loans to a trust to be formed as part of a publicly or privately traded, rated or unrated mortgage pass-through transaction.

     "PERMITTED INVESTMENTS": With respect to funds relating to any Mortgage Loan, any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date on which such funds are required to be drawn, regardless of whether issued by the Owner, the Servicer, the Custodian or any of their respective Affiliates, and having at all times the required ratings, if any, provided for in this definition (provided that no Permitted Investment, if downgraded, shall be required to be sold at a loss):

     (i) direct obligations of, or guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America;

     (ii) direct obligations of, or guaranteed as to timely payment of principal and interest by, FHLMC, FNMA or the Federal Farm Credit System, provided that any such obligation is qualified by each Applicable Rating Agency as an investment of funds backing securities having a long-term debt rating that is not lower than "AA" (or the equivalent rating);

    (iii) demand and time deposits in, or demand notes of, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that, in the case of obligations that are not fully FDIC-insured deposits, the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have, in the case of commercial paper, a rating that is in the highest short-term rating category of each Applicable Rating Agency, or, in the case of long-term unsecured debt obligations, a rating of each Applicable Rating Agency that is not lower than "AA" (or its equivalent rating);

     (iv) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term unsecured debt ratings available for such securities by each Applicable Rating Agency;

     (v) commercial or finance company paper (including (A) both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and (B) demand notes that constitute vehicles for investment in commercial paper) that is rated by each Applicable Rating Agency in its highest short-term unsecured rating category, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Applicable Rating Agency in its highest long-term unsecured rating category;

     (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in the highest long-term unsecured rating category by each Applicable Rating Agency, provided that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

     (vii) repurchase obligations with respect to any security described in clause (i) or (ii) above entered into with a depository institution or trust company (acting as principal) meeting the rating standards described in (iii) above;

     (viii) securities (other than stripped bonds or stripped coupons) bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and rated by each Applicable Rating Agency in its highest long-term unsecured rating category; PROVIDED, HOWEVER, that securities issued by any such corporation will not be Permitted Investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of the Collection Account to exceed 20% of the aggregate principal amount of all Permitted Investments then held in the Collection Account;

     (ix) units of taxable money market funds or mutual funds, which funds seek to maintain a constant asset value and have been rated by each Applicable Rating Agency, in its highest rating category or, if not so rated by any such Applicable Rating Agency, which have been designated in writing by such Applicable Rating Agency as Permitted Investments with respect to this definition;

     (x) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment which is rated at least "AA" (or its equivalent rating) by each Applicable Rating Agency; and

     (xi) any other obligation or security which has been approved in writing by the Owner.

     "PERSON": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "PREPAYMENT PREMIUM": With respect to each Mortgage Loan, the Prepayment Consideration (as defined in the Note).

     "PRIME RATE": The "Prime Rate" as published, from time to time, in the WALL STREET JOURNAL or, if not so published, in THE NEW YORK TIMES.

     "PRINCIPAL PREPAYMENT": With respect to any Mortgage Loan, any payment of principal made by the related Borrower which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     "PROPERTY ADVANCE": As to any Mortgage Loan, any advance made by the Servicer (or, if applicable, the Custodian or the Fiscal Agent) in respect of Property Protection Expenses or any expenses incurred to protect and preserve the security for such Mortgage Loan or taxes and assessments, insurance premiums, or Borrower Lease Obligations pursuant to Section 3.04(a), 3.08, 3.10(c), 3.21 or Section 3.22, as applicable.

     "PROPERTY ADVANCE INTEREST AMOUNT": The sum for all Mortgage Loans as to which any Property Advance remains unreimbursed of interest compounded monthly at the related Property Advance Rate on the amount of any Property Advances for which the Servicer (or, if applicable, the Custodian or the Fiscal Agent), as applicable, has not been paid or reimbursed for the number of days from the date on which such Property Advance was made or, if interest has been previously paid on such Property Advance, from the date through which interest was last paid, through the date of payment or reimbursement of the related Property Advance (which in no event shall be later than the Remittance Date following the date on which funds are available to reimburse such Property Advance with interest thereon at the Property Advance Rate).

     "PROPERTY ADVANCE RATE": With respect to any Property Advances made by the Servicer, the Custodian or the Fiscal Agent hereunder, an amount equal to the Prime Rate plus 1%.

     "PROPERTY PROTECTION EXPENSES": Any costs and expenses incurred pursuant to Sections 3.10(c), 3.17(b), 3.18 and 3.21.

     "QUALIFIED INSURER": An insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction, which (i) shall have a claims paying ability of "AA" (or its equivalent rating) or better by any Applicable Rating Agency (or if such company is not rated by any Applicable Rating Agency, A-VIII by A.M. Best's Key Rating Guide), (ii) in the case of public liability insurance policies required to be maintained with respect to REO Properties in accordance with Section 3.08(a), shall have a claims paying ability of "A" (or its equivalent rating) or better by any Applicable Rating Agency (or if such company is not rated by any Applicable Rating Agency, A-VIII by A.M. Best's Key Rating Guide), or (iii) in the case of errors and omissions insurance required to be maintained pursuant to Section 3.08(c), shall have a claims paying ability rated by any Applicable Rating Agency (or if such company is not rated by any Applicable Rating Agency, A-VIII by A.M. Best's Key Rating Guide) no lower than "A" (or its equivalent rating), unless in any such case, any such company has been consented to by the Owner (which consent shall not be unreasonably withheld) or any Applicable Rating Agency has confirmed in writing to the Servicer that such company shall not result, in and of itself, in a downgrading, withdrawal or qualification of the then-current rating assigned by any such Rating Agency to any of the mortgaged-backed securities which evidence interests in any pool of mortgage loans which is being serviced by the Servicer under a separate servicing agreement.

     "RATING AGENCY": Any one of the four major statistical rating organizations. References herein to the highest long-term unsecured debt rating category of each Rating Agency shall mean "AAA".

     "RECONSTITUTION AGREEMENTS": The agreement or agreements entered into by the Owner and/or certain third parties on the Reconstitution Date or Reconstitution Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Pass-Through Transfer as set forth in Section 8.01, including, but not limited to, a seller's warranties and servicing agreement or a participation and servicing agreement in the event of a Whole Loan Transfer, and in the event of a Pass-Through Transfer, a pooling and servicing agreement.

     "RECONSTITUTION DATE": The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or a Pass-Through Transfer pursuant to Section 8.01 hereof. On such date, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Servicer shall cease to service those Mortgage Loans under this Agreement in accordance with the termination provisions set forth in this Agreement.

     "REMITTANCE DATE": With respect to each Determination Date, the second Business Day following such Determination Date.

     "RENT ESCROW ACCOUNT": The segregated escrow account or accounts established and maintained by the Servicer pursuant to Section 3.05(a), which shall be entitled "Capital Lease Funding, L.P. and NationsBank, N.A. and Various Borrowers, Rent Escrow Account" and which shall be an Eligible Account (to the extent consistent with the related Mortgage Loan Documents).

     "RENT ESCROW TRANSFER DATE": The first Business Day immediately succeeding the Determination Date.

     "REO ACCOUNT":  As defined in Section 3.17(b).

     "REO MORTGAGE LOAN": Any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

     "REO PROCEEDS": With respect to any REO Property and the related REO Mortgage Loan, all revenues received by the Servicer with respect to such REO Property or REO Mortgage Loan that do not constitute Liquidation Proceeds.

     "REO PROPERTY": A Mortgaged Property title to which has been acquired by the Servicer on behalf of the Owner through foreclosure, deed in lieu of foreclosure or other comparable conversion of ownership.

     "RESERVE ACCOUNTS": With respect to any Mortgage Loan, reserve accounts, if any (including, without limitation, the Maintenance Reserve Account and any Escrow Account), established by the Servicer pursuant to the related Mortgage Loan Documents. Each Reserve Account shall be an Eligible Account to the extent consistent with the related Mortgage Loan Documents.

     "RESPONSIBLE OFFICER": Any officer or any employee with responsibilities similar to those of an officer of the corporate trust department of the Custodian assigned to the Corporate Trust Office with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer or any employee with responsibilities similar to those of an officer of the corporate trust department of the Custodian to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Responsible Officer, such an officer or employee whose name and specimen signature appears on a list of corporate trust officers and employees furnished to the Servicer by the Custodian, as such list may from time to time be amended.

     "SCHEDULED PRINCIPAL BALANCE": With respect to any Mortgage Loan, as of any Due Date, the principal balance of such Mortgage Loan as of such Due Date, after giving effect to (a) any Principal Prepayments or other unscheduled recoveries of principal received on or prior to such Due Date, and (b) any payment in respect of principal due on or before such Due Date, irrespective of any delinquency in payment by the Borrower.

     "SERVICER": Midland Loan Services, L.P., a Missouri limited partnership, or its successor in interest, or any successor Servicer appointed as herein provided.

     "SERVICER MORTGAGE FILE": With respect to any Mortgage Loan, the documents comprising the Servicing File (as defined in the Custody Agreement).

     "SERVICER REMITTANCE REPORT": A report prepared by the Servicer in such media as may be agreed upon by the Servicer and the Owner containing such information regarding the Mortgage Loans as is agreed to by such parties.

     "SERVICING COMPENSATION": With respect to each Mortgage Loan, the Servicing Fee which shall be due to the Servicer, and such other compensation of the Servicer specified in Section 3.12.

     "SERVICING FEE": With respect to each Mortgage Loan and for any Remittance Date, an amount per calendar month equal to the product of (i) one-twelfth of the related Servicing Fee Rate and (ii) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Remittance Date occurs; PROVIDED, HOWEVER, that with respect to any Mortgage Loan the Servicer shall only be entitled to a pro rata portion of the Servicing Fee for any month in which servicing or special servicing for such Mortgage Loan commences or terminates, as applicable.

     "SERVICING FEE RATE": With respect to each Mortgage Loan, the per annum rate set forth in the related Acknowledgment Agreement, which rate shall be calculated in accordance with the following schedule:

     (i)    for double net types of Leases:

            (x) 0.10% for any Mortgage Loan with an initial principal balance less than or equal to $4,000,000;

            (y) 0.05% for any Mortgage Loan with an initial principal balance of greater than $4,000,000 and less than or equal to $7,500,000; or

            (z) 0.035% for any Mortgage Loan with an initial principal balance of greater than $7,500,000; or

     (ii)   for triple net and bond net types of Leases:

            (x) 0.08% for any Mortgage Loan with an initial principal balance less than or equal to $4,000,000;

            (y) 0.04% for any Mortgage Loan with an initial principal balance of greater than $4,000,000 and less than or equal to $7,500,000; or

            (z) 0.02% for any Mortgage Loan with an initial principal balance of greater than $7,500,000.

Notwithstanding the foregoing, such rate shall be equal to .35% with respect to any Specially Serviced Mortgage Loans or REO Mortgage Loans.

     "SERVICING OFFICER": Any officer or employee of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans or this Agreement and also, with respect to a particular matter, any other officer or employee to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Custodian by the Servicer, as such list may from time to time be amended, together with, in the case of a certificate or other writing executed by an employee who constitutes a Servicing Officer because of such employee's knowledge and familiarity with a particular subject, a countersignature of an officer of the general partner of the Servicer.

     "SERVICING STANDARD": The standards for the conduct of the Servicer in the performance of its obligations under this Agreement set forth in Section 3.01(a).

     "SPECIALLY SERVICED MORTGAGE LOAN": Any Mortgage Loan with respect to which:

     (i) the related Borrower is delinquent in the payment of a Balloon Payment or 60 or more days delinquent in the payment of a Monthly Payment;

     (ii) the Servicer has received notice that such Borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors;

     (iii) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the related Mortgaged Property;

     (iv) the Servicer proposes to commence foreclosure or other workout arrangements;

     (v) a default of which the Servicer has notice (other than a failure by the Borrower to pay principal or interest) and which materially and adversely affects the interest of the Owner has occurred and remained unremedied for the applicable grace period specified in the Mortgage

            Loan (or, if no grace period is specified, 60 days); PROVIDED that a default requiring a Property Advance shall be deemed to materially and adversely affect the interests of the Owner; or

     (vi) the Servicer has received notice that the related Borrower has failed to correct a Lease Termination Condition in a timely manner (as determined by the Servicer in accordance with the Servicing Standard);

PROVIDED, HOWEVER, that with respect to the circumstances described in clauses
(iii), (iv) and (v) above, the Servicer has received written confirmation from the Owner that such Mortgage Loan shall be a Specially Serviced Mortgage Loan; and PROVIDED FURTHER that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

     (a) with respect to the circumstances described in clause (i) above, when the related Borrower has brought such Mortgage Loan current and thereafter made three consecutive full and timely Monthly Payments (with respect to any delinquencies in the payment of a Balloon Payment, pursuant to any workout of the Mortgage Loan and the Lessee has made three consecutive full and timely payments of Basic Rent);

     (b)    with respect to the circumstances described in clauses (ii), (iii),
            (iv) and (v) above, when (x) such circumstances cease to exist or such default is cured, as the case may be, in the good faith judgment of the Servicer (as confirmed in writing by the Owner) or
            (y) when the Owner determines (and notifies the Servicer in writing) that the Mortgage Loan shall no longer be a Specially Serviced Mortgage Loan; or

     (c) with respect to the circumstances described in clause (vi), when the correction of such Lease Termination Condition has been substantially completed notwithstanding the fact that Property Advances relating thereto may still be outstanding.

PROVIDED, HOWEVER, that at that time no circumstance identified in clauses (i) through (vi) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

     "TRANSFER DATE":  With respect to each Mortgage Loan, and subject to
Section 2.03 the date on which servicing responsibilities for such Mortgage Loan are assigned by the Owner and assumed by the Servicer pursuant to the related Acknowledgment Agreement.

     "UNSCHEDULED PAYMENTS": With respect to a Mortgage Loan and a Collection Period, all Net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds payable under such Mortgage Loan and any other payments under or with respect to such Mortgage Loan not scheduled to be made, including Principal Prepayments (but excluding Prepayment Premiums) received during such Collection Period.

     "WHOLE LOAN TRANSFER": The sale or transfer by the Owner of some or all of the Mortgage Loans in a whole loan format pursuant to Section 8.01, which sale or transfer does not constitute a Pass-Through Transfer.

     SECTION 1.02.    CERTAIN CALCULATIONS

     UNLESS OTHERWISE SPECIFIED HEREIN, THE FOLLOWING PROVISIONS SHALL APPLY:

     (a) All calculations of interest (including interest on the Mortgage Loans), except as otherwise provided in the Mortgage Loan Documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

     (b) The portion of any Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Net REO Proceeds in respect of a Mortgage Loan allocable to principal and Prepayment Premiums shall equal the total amount of such proceeds minus (a) first any portion thereof payable to the Custodian, the Fiscal Agent or the Servicer pursuant to the provisions of this Agreement and
(b) second any portion thereof equal to interest on the unpaid principal balance of such Mortgage Loan at the related Net Mortgage Rate from the Due Date as to which interest was last paid by the related Borrower up to but not including the Due Date in the Collection Period in which such proceeds are received. Allocation of such amount between principal and any Prepayment Premium shall be made first to principal and second to Prepayment Premium.

     (c) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer and applied to payment of the related Mortgage Loan pursuant to the terms of the related Note; PROVIDED, HOWEVER, that for purposes of calculating remittances to the Owner, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with Section 3.01(b) to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

                                     ARTICLE II

                           OWNER'S ENGAGEMENT OF SERVICER
                       TO PERFORM SERVICING RESPONSIBILITIES

     SECTION 2.01.    POSSESSION OF SERVICER MORTGAGE FILES

     With respect to each Mortgage Loan, pursuant to this Agreement, on or before each Transfer Date, the Owner shall transfer or cause to be transferred the related Servicer Mortgage Files to the Servicer to be held in trust for the Owner pursuant to this Agreement. Each Servicer Mortgage File, or relevant portion thereof, delivered to the Servicer shall be held by the Servicer in order to service the Mortgage Loans pursuant to this Agreement and shall be held in trust by the Servicer for the benefit of the Owner. The Servicer's possession of any portion of the Mortgage Loan Documents shall be for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Note, Mortgage and other documents in the Custodian Mortgage File and the contents of the Servicer Mortgage File shall be vested in the Owner and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Owner and shall be retained and maintained, in trust, by the Servicer in such custodial capacity only. The portion of each Servicer Mortgage File retained by the Servicer pursuant to this Agreement shall be identified to clearly reflect the ownership of the related Mortgage Loan by the Owner. The Servicer shall release from its custody the contents of any Servicer Mortgage File retained by it only in accordance with this Agreement.

     SECTION 2.02.    BOOKS AND RECORDS

     Record title to each Mortgage and the related Note and other recorded Mortgage Loan Documents shall at the direction of the Owner be in the name of
(i) the Owner or (ii) in such name as the Owner shall designate (which shall not include the Servicer's or the Custodian's name). The Owner shall prepare and record any Assignments of Mortgage required pursuant to this Section 2.02. The Owner shall pay all necessary recording fees associated with recording the Assignments of Mortgage. Notwithstanding the foregoing, the Servicer shall cooperate with the Owner in the Owner's preparation and recording of any and all Assignments of Mortgage. Additionally, the Servicer shall cooperate with the Owner in the Owner's preparation and arranging the execution of any Note endorsements in connection with any and all Reconstitution Agreements. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Servicer on or in connection with a Mortgage Loan after the related Transfer Date shall be vested in the Owner, except for any rights of the Servicer to payments or reimbursements from such funds pursuant to this Agreement. All funds received on or in connection with a Mortgage Loan shall be received and held by the Servicer in trust for the benefit of the Owner as the owner of the Mortgage

Loans and the Mortgagors as their respective interests may appear pursuant to the terms of this Agreement.

     SECTION 2.03.    COMMENCEMENT OF SERVICING RESPONSIBILITIES

     With respect to each Mortgage Loan, prior to each Transfer Date, the Owner shall notify the Servicer and the Custodian of the related Transfer Date by delivering an Acknowledgment Agreement to the Servicer and the Custodian for execution. Subject to the Servicer's and the Custodian's execution of the Acknowledgment Agreement and the receipt of the related Servicer Mortgage File by the Servicer, the Servicer shall perform the servicing responsibilities as provided herein and as set forth in the related Acknowledgment Agreement relating to such Mortgage Loan. The Servicer shall have no obligation to accept a prospective mortgage loan for servicing hereunder in the event that in its reasonable discretion it determines that the terms upon which it would be required to service such mortgage loan are unacceptable. The Servicer shall promptly communicate any determination that it will not accept a mortgage loan for servicing to the Owner and NationsBank.

     SECTION 2.04.    CUSTODY AGREEMENT.

     On or prior to each Transfer Date, the Owner or the Owner's designee, as applicable, shall deliver to the Custodian those Mortgage Loan Documents that will constitute for each Mortgage Loan the Custodian Mortgage File pursuant to the Custody Agreement. In the event of any conflict, inconsistency or discrepancy between any of the provisions of this Agreement and any of the provisions of the Custody Agreement, the provisions of the Custody Agreement shall control and be binding upon the Owner and the Servicer. Contemporaneously with the remittance by the Custodian of any Trust Receipt (as defined in the Custody Agreement) to NationsBank, the Custodian shall forward a copy of such Trust Receipt to the Servicer.

     The Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within one week of execution thereof, PROVIDED, HOWEVER, that the Servicer shall provide the Custodian with a true copy of any such document certified by the Servicer as having been submitted for recordation within one week of execution thereof, and shall use its best efforts to provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety
(90) days of submission thereof for recordation.

     SECTION 2.05.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                      SERVICER

     (a) The Servicer hereby represents, warrants and covenants that as of the closing date, or as of such date specifically provided herein:

     (i) ORGANIZATION; GOOD STANDING. The Servicer is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Missouri and has all licenses necessary to carry on its business as now being conducted or is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

     (ii) AUTHORIZATION. The Servicer has the full partnership power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement do not violate the Servicer's certificate of limited partnership or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets;

     (iii) EXECUTION; DELIVERY; ENFORCEABILITY. This Agreement has been duly and validly authorized, executed and delivered by the Servicer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (iv) NO CONFLICT. The Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the condition (financial or otherwise) or operation of the Servicer or its properties or impair the ability of the Owner to realize on the Mortgage Loans;

     (v) NO LEGAL IMPEDIMENT. There is no action, suit or proceeding pending or, to the knowledge of the Servicer, threatened, against the Servicer which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations or financial condition of the Servicer or would, if adversely determined, materially impair the ability of the Servicer to perform under the terms of this Agreement or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein; and

     (vi) NO CONSENTS REQUIRED. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or, if required, such approval has been obtained prior to the date hereof, except to the extent that the failure of the Servicer to be qualified as a foreign limited partnership or licensed in one or more states is not necessary for the enforcement of the Mortgage Loans.

     (b) It is understood and agreed that the representations and warranties set forth in this Section shall survive until the termination of this Agreement, and shall inure to the benefit of the Owner. Upon discovery by the Owner, the Servicer or a Responsible Officer of the Custodian of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests herein of the Owner, the Servicer or the Custodian, the party discovering such breach shall give prompt written notice to the other parties hereto. Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in this Section
2.05 which materially and adversely affects the interests of the Owner in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

                                    ARTICLE III

                            ADMINISTRATION AND SERVICING
                               OF THE MORTGAGE LOANS

     SECTION 3.01. SERVICER TO ACT AS SERVICER; ADMINISTRATION OF THE MORTGAGE LOANS

     (a) The Servicer, as an independent contractor, shall service and administer the Mortgage Loans on behalf of the Owner solely in the best interests of, and for the benefit of, the Owner in accordance with the terms of this Agreement and the respective Mortgage Loans. In furtherance of, and to the extent consistent with, the foregoing, and except to the extent that this Agreement provides for a contrary specific course of action, the Servicer shall service and administer each Mortgage Loan in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers, and taking into account its other obligations hereunder, but without regard to:

     (i) any other relationship that the Servicer, any subservicer or any Affiliate of the Servicer or any subservicer may have with the related Borrower or any Affiliate of such Borrower;

     (ii) the Servicer's, Custodian's or Fiscal Agent's obligation to make Property Advances or to incur servicing expenses with respect to such Mortgage Loan;

     (iii) the Servicer's or any sub-servicer's right to receive compensation for its services hereunder or with respect to any particular transaction; or

     (iv) the ownership or servicing or management for others by the Servicer or any sub-servicer, of any other mortgage loans or property.

     The standards set forth in the first paragraph of this Section 3.01 above with respect to the conduct of the Servicer in the performance of its obligations under this Agreement is herein referred to as the "Servicing Standard."

     The Servicer's liability for actions and omissions in its capacity as Servicer hereunder is limited as provided herein (including, without limitation, pursuant to Section 6.03 hereof). To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement, the Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Notes; PROVIDED, HOWEVER, that nothing herein contained shall be construed as an express or implied guarantee by the Servicer of the collectability of the

Mortgage Loans. Subject only to the above-described Servicing Standard and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through sub-servicers (subject to paragraph (c) of this Section 3.01 and to Section 3.02), to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer shall, and is hereby authorized and empowered by the Owner to, with respect to each Mortgage Loan and the related Mortgaged Property, prepare, execute and deliver, on behalf of the Owner, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on the related Mortgaged Property and related collateral; any modifications, waivers, consents or amendments to or with respect to any Mortgage Loan or any documents contained in the related Custodian Mortgage File the preparation, execution and delivery of which have been consented to by the Owner in writing; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, if, in its reasonable judgment, such action is in the best interests of the Owner and is in accordance with, or is required by, this Agreement. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Borrowers any reports required to be provided to them thereby. The Owner shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer and necessary or appropriate (as certified in such written request) to enable the Servicer to carry out their servicing and administrative duties hereunder.

     (b) Unless otherwise provided in the related Note, the Servicer shall apply any partial Principal Prepayment received on a Mortgage Loan on a date other than a Due Date to the principal balance of such Mortgage Loan as of the Due Date immediately following the date of receipt of such partial Principal Prepayment.

     (c) The Servicer may enter into sub-servicing agreements with third parties with respect to any of its respective obligations hereunder, provided that (1) any such agreement shall be consistent with the provisions of this Agreement and (2) no sub-servicer retained by the Servicer shall grant any modification, waiver or amendment to any Mortgage Loan without the approval of the Servicer and (3) such agreement shall be consistent with the Servicing Standard. Any such sub-servicing agreement may permit the sub-servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 3.01(c).

     Any sub-servicing agreement entered into by the Servicer shall provide that it may be assumed or terminated by the Owner if the Custodian or a successor Servicer has assumed the duties of the Servicer, without cost or obligation to the assuming or terminating party or the Owner, upon the assumption by the Custodian or a successor servicer of the obligations of the Servicer pursuant to
Section 6.02.

     Any sub-servicing agreement, and any other transactions or services relating to the Mortgage Loans involving a sub-servicer, shall be deemed to be between the Servicer and such sub-servicer alone, and the Custodian and the Owner shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the sub-servicer, including the Owner acting in such capacity, except as set forth in Section 3.01(d).

     (d) If the Custodian or any successor Servicer assumes the obligations of the Servicer in accordance with Section 6.02, the Custodian or such successor Servicer, to the extent necessary to permit the Custodian or such successor Servicer to carry out the provisions of Section 6.02, shall, without act or deed on the part of the Custodian or such successor Servicer, succeed to all of the rights and obligations of the Servicer under any sub-servicing agreement entered into by the Servicer pursuant to Section 3.01(c), subject to the right of termination by the Owner set forth in Section 3.01(c). In such event, the Custodian or such successor Servicer shall be deemed to have assumed all of the Servicer's interest therein (but not any liabilities or obligations in respect of acts or omissions of the Servicer prior to such deemed assumption) and to have replaced the Servicer as a party to such sub-servicing agreement to the same extent as if such sub-servicing agreement had been assigned to the Custodian or such successor Servicer, except that the Servicer shall not thereby be relieved of any liability or obligations under such sub-servicing agreement that accrued prior to the assumption of duties hereunder by the Custodian or such successor Servicer.

     In the event that the Custodian or any successor Servicer assumes the servicing obligations of the Servicer, upon request of the Custodian or such successor Servicer, the Servicer shall, at its own expense, deliver to the Custodian or such successor Servicer (as the case may be) all documents and records relating to any sub-servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its best efforts to effect the orderly and efficient transfer of any sub-servicing agreement to the Custodian or such successor Servicer.

     (e) The Servicer shall, promptly upon the failure of any Borrower to make its Monthly Payment on the related Due Date, deliver any notice to such Borrower that is required pursuant to the terms of the related Note or other Mortgage Loan Documents to commence the accrual of Default Interest on the related Mortgage Loan.

     SECTION 3.02.    LIABILITY OF THE SERVICER

     Notwithstanding any sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and any Person acting as sub-servicer (or its agents or subcontractors) or any reference to actions taken through any Person acting as sub-servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Owner for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreements or arrangements or by virtue of indemnification from any Person acting as sub-servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the

Mortgage Loans. The Servicer shall be entitled to enter into an agreement with any sub-servicer providing for indemnification of the Servicer by such sub-servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

     SECTION 3.03.    COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS

     The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans when the same shall be due and payable, and shall follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for other third-party portfolios, including using its best efforts in accordance with the Servicing Standard to collect income statements and rent rolls from the related Borrowers as required by the related Mortgage Loan Documents.
Consistent with the foregoing, the Servicer may in its discretion waive any late payment charge or penalty fees in connection with any delinquent Monthly Payment with respect to any Mortgage Loan.

     In connection with its servicing activities hereunder relating to each Mortgage Loan and to the extent consistent with the related Mortgage Loan Documents, applicable law and the related Lease, the Servicer shall use reasonable efforts consistent with the Servicing Standard to (i) collect payments of rent (including Basic Rent) and all other amounts due and owing under the related Lease, (ii) collect income statements and other reports from the related Lessee as required by the related Lease, and (iii) enforce all other duties, obligations and covenants of the related Lessee under the related Lease.

     SECTION 3.04. COLLECTION OF TAXES, ASSESSMENTS, INSURANCE PAYMENTS AND SIMILAR ITEMS

     (a) With respect to each Mortgage Loan (other than REO Mortgage Loans), the Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on such related Mortgaged Property, the status of insurance premiums payable with respect thereto and the amounts of Escrow Payments, if any, required in respect thereof. From time to time, the Servicer shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills with respect to each such Mortgaged Property prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of such Mortgage Loan. If a Borrower fails to make any such payment on a timely basis or collections from such Borrower are insufficient to pay any such item before the applicable penalty or termination date, the Servicer shall (in accordance with Section 3.08 with respect to the payment of insurance premiums) make a Property Advance in an amount necessary to effect payment of any such item, unless the Servicer determines that such Property Advance would be a Nonrecoverable Advance in accordance with Section 4.02. With respect to any Mortgage Loan as to which the related Borrower is not required to make Escrow Payments, if such Borrower fails to effect payment of any such bill, then the Servicer shall (in accordance with

Section 3.08 with respect to the payment of insurance premiums) make a Property Advance in an amount necessary to effect payment of any such bill on or before the applicable penalty or termination date unless (x) the Servicer reasonably anticipates that such bill will be paid by the Borrower by the close of business on or before the applicable penalty or termination date, but in any event the Servicer shall make such Property Advance (subject to clause (y) below) within 90 days after such date, or (y) the Servicer determines that such Property Advance would be a Nonrecoverable Advance in accordance with Section 4.02. The Servicer shall be entitled to reimbursement of Property Advances that it makes pursuant to the two preceding sentences, with interest thereon at the Property Advance Rate, from amounts received on or in respect of the Mortgage Loan respecting which such Property Advance was made or if such Property Advance has become a Nonrecoverable Advance, to the extent permitted by Section 3.06 of this Agreement.

     (b) The Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan constituting Escrow Payments under the related Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Payments shall be deposited within one (1) Business Day after receipt (except with respect to any Escrow Payments which have been deposited in the Rent Escrow Account, in which case the deposit shall be made on the Rent Escrow Transfer Date pursuant to
Section 3.05(a)). The Servicer shall also deposit into each Escrow Account any amounts representing losses on Permitted Investments in which amounts on deposit in such Escrow Account have been invested pursuant to Section 3.07(b) and any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of the related Mortgaged Property pursuant to the related Mortgage Loan. Escrow Accounts, to the extent required to be established, shall be Eligible Accounts (to the extent consistent with the related Mortgage Loan Documents) and shall be entitled, "Midland Loan Services, L.P., as Servicer, in trust for Capital Lease Funding, L.P. and NationsBank, N.A. and Various Borrowers". Withdrawals from an Escrow Account may be made by the Servicer only:

     (i) to effect timely payments of items with respect to which Escrow Payments are required pursuant to the related Mortgage;

     (ii) to transfer funds to the Collection Account to reimburse the Servicer, the Custodian or the Fiscal Agent, as applicable, for any Property Advance relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

     (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

     (iv) to clear and terminate such Escrow Account upon the termination of this Agreement;

     (v) to pay from time to time to the Servicer any interest or investment income earned on funds deposited in such Escrow Account pursuant to
            Section 3.07(b) to the extent (a) permitted by law and (b) not required to be paid to the related Borrower under the terms of the related Mortgage Loan or by law, or to pay such interest or income to the related Borrower if such income is required to paid to the related Borrower under law or by the terms of the related Mortgage Loan; and

     (vi) to remove any funds deposited in such Escrow Account that were not required to be deposited therein or that are required under the terms of the applicable Mortgage Loan Documents or applicable law to be returned to the Borrower.

     SECTION 3.05.    RENT ESCROW ACCOUNT; COLLECTION ACCOUNT

     (a) The Servicer shall establish and maintain the Rent Escrow Account, which account shall be used for collection of the Lessee Rental Payments. The Rent Escrow Account shall be an Eligible Account (to the extent consistent with the related Mortgage Loan Documents). The Servicer shall deposit or cause to be deposited in the Rent Escrow Account within one Business Day following receipt all Lessee Rental Payments. The Servicer shall keep and maintain separate accounting, on a Mortgage Loan-by-Mortgage Loan basis, for the purpose of tracking each deposit in and withdrawal from the Rent Escrow Account.

     Any funds on deposit in the Rent Escrow Account shall be transferred to the Collection Account (with respect to Monthly Payments due on the Mortgage Loan), any Escrow Account (with respect to Escrow Payments) or any Reserve Account (with respect to any other payments that are required to be deposited therein under the Mortgage Loan), as applicable, on the Rent Escrow Transfer Date. To the extent that funds on deposit in the Rent Escrow Account for any Mortgage Loan are available pursuant to the terms of the related Mortgage Loan Document to fund deficiencies or delinquencies with respect to such Mortgage Loan, the Servicer shall, to the extent of funds available therefor, fund such deficiencies or delinquencies from amounts on deposit in the Rent Escrow Account. On each Rent Escrow Transfer Date, the Servicer shall remit the Excess Balance (except for any income or gain realized from the investment of funds therein for the benefit of the Servicer pursuant to Section 3.07, which may be withdrawn by the Servicer from time to time from the Rent Escrow Account) to the related Mortgagor by wire transfer or by check mailed not later than three Business Days following the related Rent Escrow Transfer Date.

     Notwithstanding anything herein to the contrary, in no event shall the Servicer pay any portion of the Excess Balance held on account of a specific Mortgage Loan to the related Borrower unless all accounts required to be maintained with respect to such Mortgage

Loan have been funded to their required levels, except as otherwise required under the related Mortgage Loan Documents.

     The foregoing requirements for deposits in the Rent Escrow Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late fees or late payment charges, assumption fees, loan modification expenses, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Rent Escrow Account by the Servicer and, to the extent permitted by applicable law, the Servicer shall be entitled to retain any such charges and fees received with respect to the Mortgage Loans as additional Servicing Compensation. In the event that the Servicer deposits in the Rent Escrow Account any amount not required to be deposited therein, the Servicer may at any time withdraw such amount from the Rent Escrow Account, any provision herein to the contrary notwithstanding.

     (b) The Servicer shall establish and maintain the Collection Account in the Owner's and NationsBank's name which account shall be used for collection of the amounts specified below. The Collection Account shall be an Eligible Account. The Servicer shall deposit or cause to be deposited in the Collection Account within one Business Day following receipt (except with respect to item
(i) below, in which case the deposit shall be made on the Rent Escrow Transfer Date pursuant to Section 3.05(a)) the following payments and collections received or made by it on or with respect to the Mortgage Loans:

     (i) all funds on deposit in the Rent Escrow Account required to be paid on account of principal or interest which is due and owing under any Mortgage Loan on the related Due Date;

     (ii) all other payments on account of principal on the Mortgage Loans, including the principal component of Unscheduled Payments on the Mortgage Loans, which were received by the Servicer but not transferred to the Collection Account pursuant to (i) above;

     (iii) all other payments on account of interest (excluding any portion of such payment allocable to the period before the related Transfer
            Date), including, without limitation, Default Interest and the interest portion of all Unscheduled Payments and all Prepayment Premiums, which were received by the Servicer but not transferred to the Collection Account pursuant to (i) above;

     (iv) any amounts required to be deposited pursuant to Section 3.07(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account;

     (v)    all Net REO Proceeds transferred from an REO Account pursuant to
            Section 3.17(b);

     (vi) any amounts received from Borrowers which represent recoveries of Property Advances made pursuant to this Agreement; and

     (vii) any other amounts required by the provisions of this Agreement to be deposited into the Collection Account by the Servicer, including, without limitation, proceeds of any purchase of a Mortgage Loan pursuant to Section 3.18 hereof and any loan modification fees payable under the Mortgage Loan Documents to which the Servicer is not entitled.

     The foregoing requirements for deposits in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late fees or late payment charges, assumption fees, loan modification expenses, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Servicer and, to the extent permitted by applicable law, the Servicer shall be entitled to retain any such charges and fees received with respect to the Mortgage Loans as additional Servicing Compensation. In the event that the Servicer deposits in the Collection Account any amount not required to be deposited therein, the Servicer may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

     (c) Funds in the Collection Account and the Rent Escrow Accounts may be invested in Permitted Investments in accordance with the provisions of Section
3.07. The Servicer shall give written notice to the Owner of the location and account number of the Collection Account and the Rent Escrow Accounts and shall notify the Owner in writing prior to any subsequent change thereof.

     SECTION 3.06.    PERMITTED WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Servicer may make withdrawals from the Collection Account only as described below (the order set forth below not constituting an order of priority for such withdrawals):

     (i) to remit to the Owner the amounts required to be remitted pursuant to Section 4.01;

     (ii) to pay or reimburse the Fiscal Agent, the Custodian or the Servicer (in the order provided in Section 6.02) for Property Advances, the right of the Servicer, the Custodian or the Fiscal Agent to reimburse itself pursuant to this clause (ii) being limited to either (x) any collections in excess of amounts necessary to make the Monthly Payment on or in respect of the particular Mortgage Loan or REO Property respecting which each such Property Advance was made, or (y) any other amounts in the Collection Account in the event that such Property Advances have been deemed to be Nonrecoverable Advances in accordance with
            Section 4.02 hereof;

     (iii) to pay to the Fiscal Agent, the Custodian or the Servicer (in the order provided in Section 6.02) the Property Advance Interest Amount (subject to the reimbursement limitations set forth in (ii) above);

     (iv) to pay on or before each Remittance Date to the Servicer and the Custodian, as applicable, as compensation, the unpaid Servicing Fee and Custodian Fee in respect of such Remittance Date, to be paid from interest received on the related Mortgage Loans (except with respect to the Servicing Fee for any Specially Serviced Mortgage Loan, which shall be paid to the Servicer as a Property Advance (and reimbursable with interest thereon at the Property Advance
            Rate) to the extent interest on the related Mortgage Loan has not been received in order to pay such fee), and to pay from time to time, to the Servicer any interest or investment income earned on funds deposited in the Collection Account, and to pay to the Servicer as additional Servicing Compensation any other amounts constituting Servicing Compensation (including any investment income earned on funds on deposit in the Rent Escrow Account which were transferred to the Collection Account and not paid to the Servicer);

     (v) to pay on or before each Remittance Date to the purchaser of any Specially Serviced Mortgage Loan or REO Property, as the case may be, with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by such purchaser, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

     (vi) to the extent not reimbursed or paid pursuant to any other clause of this Section 3.06, to reimburse or pay the Servicer, the Custodian or the Fiscal Agent, as applicable, for unpaid items incurred by such Person pursuant to the last sentence of Section 3.10(b), Section 3.12(d), Section 3.17 (b) and (c), Section 3.18(a), Section 3.25, Section 5.03, Section 6.02 or Section 7.04(b) and (d), or any other provision of this Agreement pursuant to which such Person is entitled to reimbursement or payment from the Owner, in each case only to the extent reimbursable under such Section, it being acknowledged that (x) this clause (vi) shall not be deemed to modify the substance of any such Section, including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement and (y) in the event that there are insufficient funds in the Collection

            Account to permit such reimbursement or payment, the Owner shall remit the necessary funds to Servicer for deposit in the Collection Account within ten (10) Business Days after the Owner's receipt of an itemized invoice therefor;

     (vii) on or before each Remittance Date, to deposit into each Maintenance Reserve Account the related Maintenance Deposit Amounts for each Mortgage Loan to the extent of funds available therefor;

     (viii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and

     (ix) to clear and terminate the Collection Account upon the termination of this Agreement.

     The Servicer shall keep and maintain separate accounting, on a Mortgage Loan-by-Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to subclauses (ii) - (vii) above.

     The Servicer shall pay to the Custodian and the Fiscal Agent from the Collection Account (to the extent permitted by clauses (i)-(viii) above) amounts permitted to be paid to the Custodian or the Fiscal Agent therefrom, promptly upon receipt of a certificate of a Responsible Officer of the Custodian describing the item and amount to which the Custodian or the Fiscal Agent is entitled. The Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein.

     The Custodian, the Fiscal Agent and the Servicer shall in all cases have a right prior to the Owner and NationsBank to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of Servicing Fees, Custodian Fees and Property Advances (subject to the limitation set forth in Section 3.06(ii) above) and any expenses (including Property Advance Interest Amounts subject to the limitations set forth in Section 3.06(ii) above)) hereunder to the extent such expenses are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement (and to have such amounts paid directly to third party contractors for any invoices approved by the Custodian or the Servicer, as applicable).

     SECTION 3.07. INVESTMENT OF FUNDS IN THE COLLECTION ACCOUNT AND THE RESERVE ACCOUNTS

     (a) The Servicer may direct any depository institution maintaining the Collection Account, the Rent Escrow Account, any REO Account or (subject to applicable laws and the related Mortgage Loan Documents) any Reserve Accounts (each, for purposes of this Section 3.07, an "Investment Account") to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement. Any direction by the Servicer to invest funds on deposit in an Investment Account shall be in writing and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. In the case of any Reserve Account, the Servicer shall act upon the written request of the related Borrower, to the extent the Servicer is required to do so under the terms of the related Mortgage Loan, provided that in the absence of appropriate written instructions from such Borrower meeting the requirements of this Section 3.07, the Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such Reserve Accounts. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Owner and NationsBank or in the name of a nominee of the Owner or NationsBank. The Owner shall have sole control (except with respect to investment direction which shall be in the sole control of the Servicer as an independent contractor to the Owner) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Owner or its agent (which shall initially be the Servicer), together with any document of transfer, if any, necessary to transfer title to such investment to the Owner or its nominee. The Owner shall have no responsibility or liability with respect to the investment directions of the Servicer or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer shall:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder promptly upon determination by the Servicer that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

     (b) All income and gain realized from investment of funds deposited in the Collection Account, Rent Escrow Account, any REO Account and any Reserve Account as to which the related Borrower is not entitled to interest thereon shall be for the benefit of the Servicer and may be withdrawn by the Servicer from time to time in accordance with Sections 3.05(a) and 3.17(b), as applicable. The Servicer shall deposit from its own funds in the Collection Account, the Rent Escrow Account, any REO Account, as applicable, the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss. The Servicer shall also deposit into each Reserve Account any amounts representing losses on Permitted Investments in which such Reserve Accounts have been invested, except to the extent that amounts are invested for the benefit of the Borrower under applicable law or the terms of the related Mortgage Loan. The income and gain realized from investment of funds deposited in any Reserve Account shall be paid from time to time to the related Borrower to the extent required under the Mortgage Loan or applicable law.

     (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Owner may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

     SECTION 3.08. MAINTENANCE OF INSURANCE POLICIES AND ERRORS AND OMISSIONS AND FIDELITY COVERAGE

     (a) The Servicer on behalf of the Owner, as mortgagee, shall use its best efforts in accordance with the Servicing Standard to cause the related Borrower to maintain with respect to each Mortgaged Property (other than REO Property), and if the related Borrower does not so maintain, the Servicer shall cause to be maintained, to the extent the Owner has an insurable interest, such insurance as is required under the related Mortgage Loan and which is available at commercially reasonable rates, providing coverage against (i) "all risks" of physical loss or damage, including fire and extended coverage, on the related Mortgaged Property in an amount which is at least equal to the lesser of (x) one hundred percent (100%) of the then "full replacement cost" of the improvements and equipment, (excluding foundations, footings and excavation costs), without deduction for physical depreciation, and (y) the outstanding principal balance of the related Mortgage Loan or such other amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Owner thereunder from being deemed to be a co-insurer, (ii) rental loss insurance equal to the aggregate amount of the Basic Rent payable under the related Lease for a period of one year after the date of the fire or casualty in question, irrespective of whether the Lease on the Mortgaged Property has been terminated during such one year period, and (iii) "forced place" coverage (in an amount which satisfies the requirements set forth in item (i) above). The Servicer shall also maintain, to the extent not inconsistent with the immediately preceding sentence and to the extent available at commercially reasonable rates, with respect to each REO Property (A) public liability insurance providing such coverage against such risks as the Servicer determines, consistent with the related Mortgage and the Servicing Standard, to be in the best interests of the Owner and (B) such other insurance as was provided in the related Mortgage Loan immediately prior to foreclosure in the case of each of
(A) and (B) from a Qualified Insurer. In the case of any insurance otherwise required to be maintained pursuant to this section that is not being so maintained because the Servicer has determined that it is not available at commercially reasonable rates, the Servicer shall deliver an Officer's Certificate to the Owner detailing the steps that the Servicer took in seeking such insurance and the factors which lead to its determination that such insurance is not so available. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the Borrower in accordance with the terms of the related Mortgage) shall be deposited into the Collection Account pursuant to Section 3.05, subject to withdrawal pursuant to Section 3.06. It is understood and agreed that no earthquake or other additional insurance other than flood insurance is to be required of any Borrower or to be maintained by the Servicer other than pursuant to the terms of the related Mortgage Loan and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located in a federally designated special flood hazard area, the Servicer will use its best efforts in accordance with the Servicing Standard to cause the related Borrower to maintain or will itself obtain flood insurance in respect thereof to the extent available at commercially reasonable rates. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance required by the terms of the related Mortgage and as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program).
If an REO Property is located in a federally designated special flood hazard area, the Servicer will obtain flood insurance in respect thereof providing substantially the same coverage as described in the preceding sentences. If at any time during the term of this Agreement a recovery under a flood or fire and hazard insurance policy in respect of an REO Property is not available but would have been available if such insurance were maintained thereon in accordance with this Section 3.08 the standards applied to Mortgaged Properties described herein, the Servicer shall either (i) immediately deposit into the Collection Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application would be consistent with the Servicing Standard; PROVIDED, HOWEVER, that the Servicer shall not be responsible for any shortfall in insurance proceeds resulting from an insurer's refusal or inability to pay a claim unless such refusal or inability results from the Servicer's negligence or willful misconduct. Costs to the Servicer of maintaining insurance policies pursuant to this Section 3.08 shall be paid by the Servicer as a Property Advance and shall be reimbursable to the Servicer with interest at the Property Advance Rate, which reimbursement may be effected under Section 3.06.

     The Servicer agrees to prepare and present, on behalf of itself and the Owner, claims under each related insurance policy maintained pursuant to this
Section 3.08(a) in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder.

     The Servicer shall require that all insurance policies required hereunder shall name the Owner or the Servicer, on behalf of the Owner as the mortgagee, as loss payee.

     (b) (I) If the Servicer obtains and maintains a blanket insurance policy with a Qualified Insurer at its own expense insuring against fire and hazard losses, 12-month rent interruptions or other required insurance on all of the Mortgage Loans as to which the Borrower has not maintained insurance, it shall conclusively be deemed to have satisfied its obligations concerning the maintenance of such insurance coverage set forth in Section 3.08(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that (i) there shall not have been maintained on one or more of the related Mortgaged Properties a policy otherwise complying with the provisions of Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as Servicer hereunder the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims under any such blanket policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

            (II) If the Servicer causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy, which policy is issued by a Qualified Insurer and provides no less coverage in scope and amount for such Mortgaged Property or REO Property than the insurance required to be maintained pursuant to Section 3.08(a), the Servicer shall conclusively be deemed to have satisfied its obligations to maintain insurance pursuant to
Section 3.08(a). In the event that the Servicer shall cause any Mortgaged Property or REO Property to be covered by such a master force placed insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Property or REO Property is covered thereby) shall be paid by the Servicer as a Property Advance. Such policy may contain a deductible clause, in which case the Servicer shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of
Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

     (c) The Servicer shall maintain a fidelity bond in the form and amount that would meet the servicing requirements of prudent institutional commercial mortgage loan servicers. The Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Servicer. In addition, the Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations to service the Mortgage Loans hereunder in the form and amount that would meet the servicing requirements of prudent institutional commercial mortgage loan servicers. The Servicer shall cause each and every sub-servicer for it to maintain, or cause to be maintained by any agent or contractor servicing any Mortgage Loan on behalf of such sub-servicer, a fidelity bond and an errors and omissions insurance policy which satisfy the requirements for the fidelity bond and the errors and omissions policy to be maintained by the Servicer pursuant to this Section 3.08(c). All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.08(c) shall be issued by a Qualified Insurer.

     SECTION 3.09.    ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION
                      AGREEMENTS

     (a) If any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which, by its terms:

     (i) provides that such Mortgage Loan shall (or may at the related mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, or

     (ii) provides that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

then the Servicer shall notify the Owner in the event the Servicer has actual notice of a proposed sale or transfer or the Mortgaged Property and shall, for so long as such Mortgage Loan is owned by the Owner and on behalf of the Owner, enforce such provision to the extent permitted under the terms of such Mortgage Loan, applicable law and governmental regulations, unless the Owner has notified the Servicer in writing that it is not to enforce such "due-on-sale" provision. Subject to the foregoing, the Servicer is authorized to take or enter into an assumption agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, or to release the original related Borrower from liability upon such Mortgage Loan and substitute the new Borrower as obligor thereon. To the extent permitted by law, the Servicer shall enter into an assumption or substitution agreement only if the Owner, upon prior written notice, consents to such assumption or substitution. The Servicer shall notify the Owner and the Custodian that any such assumption or substitution agreement has been completed by forwarding to the Custodian (with a copy to the Owner) the original of such agreement (except to the extent such original has been submitted to the applicable recording office, in which event the Servicer shall provide the Custodian with a copy of such agreement), which document shall be added to the related Custodian Mortgage File and shall, for all purposes, be considered a part of such Custodian Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, the Mortgage Rate, principal amount and other material payment terms (including any cross-collateralization and cross-default provisions) of such Mortgage Loan pursuant to the related Note and Mortgage, shall not be changed, other than as directed by the Owner in writing. Assumption fees collected by the Servicer for entering into an assumption or substitution agreement will be retained by the Servicer as additional Servicing Compensation.

     (b) If any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which, by its terms:

     (i) provides that such Mortgage Loan shall (or may at the related mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on such Mortgaged Property, or

     (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on such Mortgaged Property,

then, for so long as such Mortgage Loan is owned by the Owner, to the extent that the Servicer has actual notice of any proposed or actual additional encumbrance, the Servicer, on behalf of the Owner, shall give written notice to the Owner of such additional encumbrance and shall follow such written instructions as are provided by the Owner.

     (c) Nothing in this Section 3.09 shall constitute a waiver of the Owner's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

       SECTION 3.10.  REALIZATION UPON MORTGAGE LOANS

     (a) With respect to any Specially Serviced Mortgage Loan, the Servicer shall follow the written instructions of the Owner in determining whether to grant a modification, waiver or amendment of the terms of such Specially Serviced Mortgage Loan, commence foreclosure proceedings or attempt to sell such Specially Serviced Mortgage Loan.

     (b) The Servicer shall consult with, and follow the written instructions of, the Owner prior to taking any of the following actions:

     (i) granting or agreeing to any proposed modification of, or waiver with respect to, a Specially Serviced Mortgage Loan that would result in the extension of the stated maturity of such loan, a reduction in the Mortgage Rate, any Monthly Payment or any Prepayment Premium with respect to such Specially Serviced Mortgage Loan or a forgiveness of interest on or principal of such Specially Serviced Mortgage Loan;

     (ii) proceeding with any proposed foreclosure of a Specially Serviced Mortgage Loan or any acquisition of a Mortgaged Property by deed in lieu of foreclosure;

     (iii) proceeding with any proposed sale of a Specially Serviced Mortgage Loan or REO Property (other than upon the Reconstitution Date); or

     (iv) taking any action pursuant to Section 3.10(g) to bring a Mortgaged Property relating to a Specially Serviced Mortgage Loan or an REO Property into compliance with applicable Environmental Laws.

     Notwithstanding anything herein to the contrary, the Servicer shall not be obligated to take, or to refrain from taking, any actions which the Owner requests that the Servicer take or refrain from taking to the extent that the Servicer determines in its reasonable discretion that such actions shall cause
(i) a violation of applicable laws, regulations, codes, ordinances or restrictive covenants with respect to any Mortgage Loan, Mortgaged Property, or REO Property, or (ii) a violation of any provision of a Mortgage Loan Document. In addition, in the event that (1) the Owner does not instruct or authorize the Servicer to foreclose or otherwise realize or liquidate any Mortgaged Property for which an event of default under the related Mortgage Loan has occurred and is continuing or (2) the Owner does not instruct or authorize the Servicer, or the Servicer is otherwise not permitted under the terms of the related Mortgage Loan Documents or this Agreement, to foreclose or otherwise realize or liquidate the related Mortgaged Property notwithstanding the related Borrower's continuing failure to pay, perform or observe a Borrower Lease Obligation, then, in the case of either (1) or (2) above, the Owner shall promptly reimburse the Servicer for any unreimbursed Property Advances with respect to the related Mortgage Loan (including interest thereon at the Property Advance Rate).

     (c) In connection with any foreclosure or other acquisition, the Servicer shall pay the costs and expenses in any such proceedings as a Property Advance unless the Servicer determines, in its good faith judgment, that such Property Advance would constitute a Nonrecoverable Advance in accordance with
Section 4.02. The Servicer shall be entitled to reimbursement of Property Advances (with interest at the Property Advance Rate) made pursuant to the preceding sentence to the extent permitted by Section 3.06(ii) (or Section 3.06(iii), in the case of interest at the Property Advance Rate).

     If the Servicer is instructed, in writing, by the Owner to proceed with a non-judicial foreclosure in accordance with the laws of the state where the related Mortgaged Property is located, the Servicer shall not be required to pursue a deficiency judgment against the related Borrower or any other liable party if the laws of such state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing such a deficiency judgment and such determination is evidenced by an Officers' Certificate delivered to the Owner.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Owner, or to its nominee (which shall not be the Servicer). Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be a Mortgage Loan held by the Owner until such time as the related REO Property shall be sold by the Owner and the Scheduled Principal Balance of each REO Mortgage Loan shall be reduced by any Net REO Proceeds allocated to principal. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan shall be considered to be an outstanding Mortgage Loan:

     (i) it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Note shall have been discharged, such Note and, for purposes of determining the Scheduled Principal Balance thereof, the related amortization schedule in effect at the time of any such acquisition of title, remain in effect; and

     (ii) Net REO Proceeds received in any month shall be applied to amounts that would have been payable under the related Note in accordance with the terms of such Note. In the absence of such terms, Net REO Proceeds shall be deemed to have been received FIRST in payment of the accrued interest that remained unpaid on the date that the related REO Property was acquired by the Owner; SECOND in respect of the delinquent principal installments that remained unpaid on such date; and THEREAFTER, Net REO Proceeds received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage Loan deemed to be due and payable in accordance with the terms of such Note and such amortization schedule. If such Net REO Proceeds exceed the Monthly Payment then payable, the excess shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

     (d)    [Reserved]

     (e) Notwithstanding any provision to the contrary contained in this Agreement, the Servicer shall not, unless otherwise instructed to do so by the Owner in writing, on behalf of the Owner, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise obtain title to any direct or indirect partnership interest or other equity interest in any Borrower pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Owner would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless in addition to the other requirements specified in this Section 3.10, the Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an Independent Person who regularly conducts environmental audits, that:

            (A) such Mortgaged Property is in compliance with applicable environmental laws, and

            (B) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation.

     In the event that the environmental assessment first obtained by the Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Servicer shall cause such further environmental tests as the Owner, in writing, shall deem prudent to protect the interests of the Owner to be conducted by an Independent Person who regularly conducts such tests. Any such tests shall be deemed part of the environmental assessment obtained by the Servicer for purposes of this Section 3.10.

     (f) The environmental assessment contemplated by Section 3.10(e) shall be prepared by any Independent Person (the "Environmental Consultant") who regularly conducts environmental audits for purchasers of commercial properties located in the same general area as the Mortgaged Property with respect to which the Servicer is ordering such environmental assessment, as determined by the Servicer in a manner consistent with the Servicing Standard. The Servicer shall pay as a Property Advance the cost of preparation of such environmental assessments. The Servicer shall be entitled to reimbursement of such Property Advances (with interest at the Property Advance Rate) made pursuant to the preceding sentence to the extent permitted pursuant to Section 3.06(ii) (or
Section 3.06(iii) in the case of interest at the Property Advance Rate).

     (g) The Servicer shall follow the written instructions of the Owner with regard to any clean up of the Mortgaged Property or the taking of any action to bring any Mortgaged Property into compliance with applicable environmental laws. Neither the Servicer nor the Custodian shall be required to make a Property Advance for the cost of any such compliance, containment, clean-up or remediations and such expense shall be an expense of the Owner.

     (h) The Servicer shall report to the IRS and to the related Borrower, in the manner required by Section 6050J of the Code, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed. The Servicer shall also file with the IRS and provide to the related Borrower reports under Section 6050H and 6050P of the Code. The Servicer shall deliver a copy of any such report to the Owner.

     SECTION 3.11.    [RESERVED].

     SECTION 3.12.    SERVICING COMPENSATION

     (a) As compensation for its activities hereunder, the Servicer shall be entitled to the Servicing Fee, which shall be payable solely from receipts on the related Mortgage Loans, and may be withheld from payments on account of interest prior to deposit in the Collection Account, or may be withdrawn from amounts on deposit in the Collection Account as set forth in Section 3.06(iv). The Servicer's rights to the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement. In addition, the Servicer shall be entitled to receive, as additional Servicing Compensation, any late fees, late payment charges, assumption fees, loan modification expenses, extension fees, loan service transaction fees, Reserve Account administration fees, beneficiary statement charges, or similar items (but not including any Prepayment Premiums), in each case to the extent received and not required to be deposited or retained in the Collection Account pursuant to Section 3.05 or to the extent permitted to be withdrawn from the Collection Account pursuant to Section 3.06. The Servicer shall also be entitled pursuant to, and to the extent provided in, Section 3.07(b) to withdraw from the Collection Account, the Rent Escrow Account and the REO Accounts and to receive from the Reserve Accounts (to the extent not required to be paid to the related Borrower pursuant to the related Mortgage Loan Documents or applicable law) any interest or other income earned on deposits therein.

     Except as otherwise provided herein, the Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder and the Custodian shall pay all expenses incurred by it in connection with its activities hereunder. In the event the Servicer is required to provide services relating to modifications with respect to any Mortgage Loan, the Servicer shall be entitled to charge the Borrower for any expenses relating to such work. Except as so specifically agreed to by the Owner, the Servicer shall not be entitled to any loan modification fees, and any such loan modification fees payable by the Borrower and received by the Servicer shall be promptly deposited into the Collection Account in accordance with Section 3.05(b)(vii).

     (b) In addition to other Servicer compensation provided for in this Agreement, and not in lieu thereof, the Servicer shall be entitled to the Disposition Fee payable out of the Liquidation Proceeds prior to the deposit of the related Net Liquidation Proceeds in the Collection Account.

     (C)    [RESERVED].

     (d) The Servicer and the Custodian shall be entitled to reimbursement from the Owner for the unusual or unanticipated costs and expenses incurred by them in the performance of their duties under this Agreement which are non-routine or extraordinary expenses. Such expenses shall include, by way of example and not by way of limitation, environmental assessments, appraisals in connection with foreclosure, the fees and expenses of any administrative or judicial proceeding and expenses expressly identified as reimbursable in Section 3.06(vi).

     (e) Consistent with Section 4.02 relating to Property Advances, no provision of this Agreement shall require the Servicer, the Custodian or the Fiscal Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of their rights or powers, if, in the good faith business judgment of the Servicer, the Custodian or the Fiscal Agent repayment of such funds would not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Net Liquidation Proceeds and other collections on or in respect of the Mortgage Loans, or from adequate indemnity against such risk or liability.

     If the Servicer receives a request or inquiry from a Borrower or any other Person the response to which would, in the Servicer's good faith business judgment, require the assistance of Independent legal counsel or other consultant to the Servicer, the cost of which would not be an expense of the Owner hereunder, then the Servicer, as the case may be, shall not be required to take any action in response to such request or inquiry unless such Borrower or such other Person, as applicable, makes arrangements for the payment of the Servicer's expenses associated with such counsel or other consultant (including, without limitation, posting an advance payment for such expenses) satisfactory to the Servicer in its sole discretion. Unless such arrangements have been made, the Servicer shall have no liability to any Person for the failure to respond to such request or inquiry except if otherwise required to act hereunder.

     SECTION 3.13.    REPORTS TO THE OWNER; COLLECTION ACCOUNT STATEMENTS.

     (a) The Servicer shall deliver to the Owner, with a copy to the Custodian and Fiscal Agent, on or before each Remittance Date, (i) the Servicer Remittance Report with respect to the related Determination Date and (ii) a written statement of required Property Advances for the related Determination Date together with the certificate and documentation required by Section 4.02 relating to any Nonrecoverable Advance determination made as of such Determination Date.

     (b) For so long as the Servicer makes deposits into and withdrawals from the Rent Escrow Account and the Collection Account, not later than fifteen days after each Remittance Date, the Servicer shall forward to the Owner a statement prepared by the Servicer setting forth the status of the Rent Escrow Account and the Collection Account as of the close of business on the last Business Day of the related Collection Period showing the aggregate amount of deposits into and withdrawals from the Rent Escrow Account and the Collection Account for each category of deposit specified in Section 3.05 and each category of withdrawal specified in Section 3.06 (or Section 3.05 in the case of the Rent Escrow Account) for such Collection Period.

     SECTION 3.14.    ANNUAL STATEMENT AS TO COMPLIANCE

     The Servicer shall deliver to the Owner on or before March 31 of each year, beginning with March 31, 1997, an Officers' Certificate stating, as to each signatory thereof, (i) that a review of the activities of the Servicer during the preceding calendar year (or such shorter period from the Closing Date to the end of the related calendar year) and of its performance under this Agreement has been made under such officer's supervision, (ii) that, to the best of such officer's knowledge, based on such review, it has fulfilled all of its obligations under this Agreement throughout such year (or such shorter period), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and what action it proposes to take with respect thereto and (iii) that, to the best of such officer's knowledge, each sub-servicer has fulfilled its obligations under its sub-servicing agreement in all material respects, or, if there has been a material default in the fulfillment of such obligations, specifying each such default known to such officer and the nature and status thereof.

     SECTION 3.15.    ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT

     On or before March 31 of each year, beginning with March 31, 1997, the Servicer at its expense shall cause a firm of nationally recognized Independent public accountants (who may also render other services to the Servicer) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owner, to the effect that such firm has examined certain documents and records relating to the servicing of the similar mortgage loans under similar agreements (which may or may not include this Agreement) and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported.

     SECTION 3.16.    [RESERVED].

     SECTION 3.17.    TITLE AND MANAGEMENT OF REO PROPERTIES

     (a) The Servicer shall maintain accurate records with respect to each related REO Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on such REO Property and the status of insurance premiums payable with respect thereto.

     (b) The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned or managed by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of the Owner (unless otherwise instructed, in writing, by the Owner), and, in connection therewith, the Servicer shall only agree to the payment of management fees that are consistent with general market standards. The Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each, an "REO Account"), each of which shall be an Eligible Account and shall be entitled "Capital Lease Funding, L.P. and NationsBank, N.A., REO Account". The Servicer shall be entitled to any interest or investment income earned on funds deposited in an REO Account to the extent provided in Section 3.07(b). The Servicer shall deposit or cause to be deposited in the related REO Account within one Business Day after receipt all REO Proceeds received by it with respect to any REO Property, and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other Property Protection Expenses with respect to such REO Property, including:

     (i)    all insurance premiums due and payable in respect of such REO
            Property;

     (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

     (iii) all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore such REO Property, including any property management fees.

     To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above, the Servicer shall make a Property Advance equal to the amount of such shortfall. The Servicer shall be entitled to reimbursement of such Property Advances (with interest at the Property Advance Rate) made pursuant to the preceding sentence, to the extent permitted pursuant to Section 3.06. The Servicer shall transfer from each REO Account to the Collection Account on a monthly basis prior to the related Remittance Date the Net REO Proceeds received or collected from the related REO Property, except that in determining the amount of such Net REO Proceeds, the Servicer may retain in such REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses (provided that such reserves shall not cover a period longer than six months).

     (c) Promptly following any acquisition by the Owner of an REO Property, the Servicer shall obtain (i) an update of any appraisal, if any, performed in connection with the realization or work-out with respect to Specially Serviced Mortgage Loans pursuant to Section 3.10 which is more than 12 months old, or
(ii) to the extent that an appraisal has not been obtained pursuant to such Section, an appraisal of such REO Property by an Independent appraiser familiar with the area in which such REO Property is located in order to determine the fair market value of such REO Property and shall notify the Owner of the results of such appraisal. Any such appraisal shall be conducted in accordance with MAI standards and the cost thereof shall be an expense of the Owner.

     SECTION 3.18.    SALE OF SPECIALLY SERVICED MORTGAGE LOANS AND REO
                      PROPERTIES

     (a) With respect to any Specially Serviced Mortgage Loan or REO Property which the Servicer has been instructed, in writing, to sell on behalf of the Owner in accordance with Section 3.10 or otherwise, the Servicer shall use its best efforts to sell to any Person (other than an Affiliate of the Servicer) such Specially Serviced Mortgage Loan or REO Property on commercially reasonable terms that are consistent with the Servicing Standard; PROVIDED, HOWEVER, that any such sale must be approved in writing by the Owner.

     (b) If instructed by the Owner in writing, the Servicer shall act on behalf of the Owner in negotiating and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Specially Serviced Mortgage Loan or any REO Property shall be without recourse to, or representation or warranty by, the Owner, the Servicer or the Custodian (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title), and, if such sale is consummated in accordance with the duties of the Servicer pursuant to the terms of this Agreement, no such Person who so performed shall have any liability to the Owner with respect to the purchase price therefor accepted by the Servicer.

     (c) Net Liquidation Proceeds related to any such sale shall be promptly, and in any event within one Business Day following receipt thereof, deposited in the Collection Account in accordance with Section 3.05(b)(v).

     SECTION 3.19.    ADDITIONAL OBLIGATIONS OF THE SERVICER; INSPECTIONS

     The Servicer shall inspect or cause to be inspected (at its own expense) each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event (i) the Servicer shall inspect each Mortgaged Property (at its own expense) at least once every 12 months commencing in January 1997; and (ii) if instructed to do so by the Owner and in the event any Monthly Payment becomes more than 60 days delinquent (without giving effect to any grace period permitted under the related Note or Mortgage), each related Mortgaged Property shall be inspected by the Servicer (at the Owner's expense, unless the Mortgage Loan is a Specially Serviced Mortgage Loan, in which case, such inspection shall be at the expense of the Servicer) as soon as practicable thereafter.

     SECTION 3.20.    AVAILABLE INFORMATION AND NOTICES

     The Servicer shall promptly give written notice, specifying this Section
3.20 and including copies of any related notice or other documentation, to the Owner of (a) any notice from a Borrower or insurance company (including the insurer under any Lease Enhancement Insurance Policies) regarding an upcoming voluntary or involuntary prepayment (including that resulting from a casualty or condemnation) of all or part of the related

Mortgage Loan (provided that a request by a Borrower or other party for a quotation of the amount necessary to satisfy all obligations with respect to a Mortgage Loan shall not, in and of itself, be deemed to be such notice); and (b) of any other occurrence known to it with respect to a Mortgage Loan or REO Property that the Servicer determines, in accordance with the Servicing Standard, would have a material effect on such Mortgage Loan or REO Property, which notice shall include an explanation as to the reason for such material effect (provided that any extension of the term of any Mortgage Loan shall be deemed to have a material effect).

     The Servicer shall not be responsible for the accuracy or completeness of any information supplied to it by a Borrower or otherwise for inclusion in any such notice, and the Servicer and the Custodian shall be indemnified and held harmless by the Owner against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein.

     In addition to the other reports and information made available and distributed to the Owner pursuant to other provisions of this Agreement, the Servicer shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement governing the availability, use and disclosure of such information, and which provides adequate indemnity to the Servicer, be executed to the extent the Servicer deems such action to be necessary or appropriate), also make available any information relating to the Mortgage Loans, the Mortgaged Properties or the Borrowers, for review by the Owner and any other Persons to whom the Servicer believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

     The Servicer shall make available at its offices during normal business hours, for review by the Owner, any Person identified to the Servicer by the Owner as a prospective transferee of a Mortgage Loan and any other Persons to whom the Servicer believes such disclosure is appropriate, the following items:
(i) the inspection reports prepared by or on behalf of the Servicer in connection with the property inspections conducted by the Servicer pursuant to
Section 3.19, (ii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and (iii) any and all Officer's Certificates and other evidence delivered to the Owner to support the Servicer's determination that any Property Advance was, or if made would be, a Nonrecoverable Advance in accordance with Section 4.02 hereof. Copies of any and all of the foregoing items shall be available from the Servicer upon request. The Servicer shall be permitted to require payment (other than from any Rating Agency) of a sum sufficient to cover the reasonable costs and expenses incurred by it in providing copies of or access to any information requested in accordance with this paragraph.

     SECTION 3.21. RESERVE ACCOUNTS; MAINTENANCE RESERVE ACCOUNT; PERFORMANCE OF BORROWER'S LEASE OBLIGATIONS

     (a) The Servicer shall administer each Reserve Account in accordance with the related Mortgage Loan Documents and applicable law.

     (b) With respect to each Mortgage Loan and to the extent required thereby, the Servicer shall establish and maintain, in the name of the Owner, NationsBank and the Borrower, a special reserve account (each, a "Maintenance Reserve Account") to be held in trust for the benefit of the Owner, NationsBank and the Borrower, which account shall serve as additional collateral securing the obligations of the Borrower thereunder and which shall be available to satisfy the Borrower Lease Obligations of the related Borrower (to the extent that other Reserve Accounts have not been established pursuant to the Mortgage Loan Documents for such obligations). The Servicer shall make monthly deposits into the Maintenance Reserve Account from collections on the related Mortgage Loans as provided in Section 3.06(vii) and shall apply the funds in such account in accordance with Section 3.21(c). The deposit and expenditure of funds in the Maintenance Reserve Account shall be made on a Mortgage Loan-by-Mortgage Loan basis.

     (c) In the event the Servicer has received actual notice of a condition (a "Lease Termination Condition") with respect to any Mortgaged Property which would permit the related Lessee to either (i) offset against or abate payments of rent (including Basic Rent) or (ii) terminate such Lease, the Servicer in connection with its respective servicing activities hereunder, and to the extent consistent with the related Mortgage Loan Documents, applicable law and the related Lease, shall use reasonable efforts consistent with the Servicing Standard to cause the related Borrower to perform the Borrower Lease Obligations in a manner which would correct the Lease Termination Condition. In the event the related Borrower is required to expend funds in order to correct a Lease Termination Condition, the Servicer shall make withdrawals from the related Maintenance Reserve Account, to the extent of available funds therein and to the extent consistent with the related Mortgage Loan Documents, for reimbursement to the related Borrower of such expenses, upon its receipt of a written disbursement request therefor from the related Borrower; PROVIDED, HOWEVER, that, to the extent consistent with the related Mortgage Loan Documents, the Servicer may, as a condition to the disbursement of such funds to the Borrower,
(x) require that the Borrower provide the Servicer with (1) evidence reasonably satisfactory to the Servicer that such expenses were actually incurred and paid by the Borrower (including, without limitation, the presentation by the Borrower to the Servicer of lien waivers, invoices, bills and the like) and (2) confirmation of compliance with the Borrower Lease Obligations from the Lessee in form satisfactory to the Servicer and (y) require an inspection by the Servicer of the related Mortgaged Property at the expense of the related Borrower (to be paid from amounts on deposit in the related Maintenance Reserve Account) in order to verify the Borrower's compliance with the Borrower Lease Obligations for which such disbursement is sought.

     In the event the related Borrower fails to correct a Lease Termination Condition in a timely manner (as determined by the Servicer in accordance with the Servicing Standard), and to the extent consistent with the Mortgage Loan Documents, applicable law and the related Lease, the Servicer shall use reasonable efforts consistent with the Servicing Standard to maintain the related Mortgaged Property or take such other actions in a manner which would correct the Lease Termination Condition. The Servicer shall make withdrawals from the related Maintenance Reserve Account, to the extent of available funds therein and to the extent consistent with the related Mortgage Loan Documents, for payment of the expenses required to correct the Lease Termination Condition.

     In the event funds in the related Maintenance Reserve Account are insufficient to pay the expenses required to correct a Lease Termination Condition, the Servicer shall be required to pay such shortfall as a Property Advance; PROVIDED, HOWEVER, that the Servicer shall not be required to advance such funds to the extent that (i) such advance is determined to be a Nonrecoverable Advance in accordance with Section 4.02 herein or (ii) such advance relates to a Borrower Lease Obligation for which reserves have been established by or on behalf of the related Borrower with the Servicer in one or more Reserve Accounts, as set forth in the related Acknowledgment Agreement, if and to the extent any funds so reserved remain available. The Servicer shall be entitled to withdraw any funds subsequently deposited and held in the Maintenance Reserve Account or any other Reserve Accounts established for the purposes related to such advance in order to pay itself for any unreimbursed Property Advances (including interest thereon at the Property Advance Rate) relating to the correction of any Lease Termination Condition with respect to any related Mortgaged Property; and PROVIDED, FURTHER, that the Servicer shall in no event be required to make a Property Advance for any Borrower Lease Obligation which is not of the type of obligation for which reserves are, but need not be, customarily taken from the related Borrower.

     SECTION 3.22.    PROPERTY ADVANCES

     (a) The Servicer (or, to the extent provided in Section 3.22(b), the Custodian or Fiscal Agent) shall make any Property Advances as and to the extent otherwise required pursuant to the terms hereof.

     (b) The Servicer shall notify the Custodian and the Fiscal Agent in writing promptly upon, and in any event within one Business Day after, becoming aware that it will be financially unable to make any Property Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Property Advance, the Person to whom it should be paid, and the circumstances and purpose of such Property Advance, and shall set forth therein information and instructions for the payment of such Property Advance, and, on the date specified in such notice for the payment of such Property Advance, or, if no such date is specified, then within one Business Day following such notice, the Custodian or Fiscal Agent shall, subject to the other provisions of this Section 3.22, pay the amount of such Property Advance in accordance with such information and instructions.

     (c) Notwithstanding anything herein to the contrary, none of the Servicer, the Custodian nor the Fiscal Agent shall be obligated to make a Property Advance as to any Mortgage Loan or REO Property if the Servicer, the Custodian or the Fiscal Agent, as applicable, determines, in accordance with
Section 4.02 hereof, that such Property Advance, if made, would be a Nonrecoverable Advance. The Custodian and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Servicer that a Property Advance, if made, would be a Nonrecoverable Advance. The Custodian and the Fiscal Agent, in determining whether or not a Property Advance previously made is, or a proposed Property Advance, if made, would be, a Nonrecoverable Advance shall be subject to the Servicing Standard.

     (d) The Servicer, the Custodian or the Fiscal Agent, as applicable, shall be entitled to, and the Servicer hereby covenants and agrees to promptly seek and effect, the reimbursement of Property Advances to the extent permitted pursuant to Section 3.06(ii) of this Agreement, together with any related Property Advance Interest Amount in respect of such Property Advances pursuant to Section 3.06(iii) of this Agreement.

     (e) The Servicer, the Custodian or the Fiscal Agent shall not be required to make Property Advances aggregating in excess of $10,000 for each Mortgaged Property for any amounts required to cure any failure of any Mortgaged Property to comply with the Americans with Disability Act of 1990, and all rules and regulations promulgated pursuant thereto, and, in the case of an REO Property, such excess amounts shall be an expense of the Owner.

     SECTION 3.23.    [RESERVED]

     SECTION 3.24.    [RESERVED]

     SECTION 3.25.    MAINTENANCE OF LEASE ENHANCEMENT INSURANCE POLICIES

     The Servicer hereby agrees to use reasonable best efforts to abide by the terms and conditions precedent to payment of claims under any Lease Enhancement Insurance Policies and to use reasonable best efforts to take all such action as may be required to comply with the terms and provisions of such policies in order to maintain, in full force and effect, such Lease Enhancement Insurance Policies, including, but not limited to, (i) notifying the insurer in writing as soon as reasonably practicable after the Servicer first receives written notification of the commencement of a Condemnation (as defined in the Lease Enhancement Insurance Policy) proceeding with respect to any Mortgaged Property covered by a Lease Enhancement Insurance Policy, (ii) notifying the insurer in writing as soon as reasonably practicable after the Servicer first receives written notification of the occurrence of Substantial Physical Damage (as defined in the Lease Enhancement Insurance Policy) with respect to any such Mortgaged Property that may be covered by such policy and (iii) notifying the insured as soon as reasonably practicable after the Servicer first receives written notification of termination or rent abatement with respect to any Lease underlying a Mortgaged Property covered by a Lease Enhancement Insurance Policy. In addition to the above conditions to coverage, the Servicer hereby agree that it will use reasonable best efforts to take any and all actions required under the Lease Enhancement Insurance Policy in connection with any claim, including the timely presentation of a proof of loss containing all required information, the prosecution of all claims relating to a casualty or condemnation, consistent with the Servicing Standard, which will maximize any recoveries or awards from sources other than the insurer under the Lease Enhancement Insurance Policy, providing reasonable access to any Mortgaged Property (but only to the extent such access is available pursuant to the related Mortgage Loan Documents, applicable law and the related Lease), the providing of any other notices required under the Lease Enhancement Insurance Policies in a timely fashion and any other actions which will maximize any recoveries under the Lease Enhancement Insurance Policies. Notwithstanding anything provided in the two preceding sentences, the Servicer shall only be obligated to maintain or cause to be maintained with respect to each Mortgaged Property the types and amounts of insurance required pursuant to
Section 3.08. and any actions taken by the Servicer with respect to the Lease Enhancement Insurance Policy shall be consistent with the related Mortgage Loan Documents.

     In addition to the foregoing, the Servicer hereby acknowledges that the Lease Enhancement Insurance Policies contain provisions which result in automatic termination as to any Mortgaged Property in the event that such Mortgaged Property is conveyed (either by a transfer of fee simple title or a transfer of a direct beneficial or equitable ownership interest of greater than 50% of the related Borrower) unless (i) the insurer is notified in writing of such proposed transfer at least 30 days prior thereto and (ii) the agreement governing the transfer contains a clause requiring the transferee to assume the transferor's obligations under the Lease Enhancement Insurance Policy, and (iii) the insurer has approved such assumption provision prior to the effective date of the transfer. The Servicer agrees that, unless otherwise instructed by the Owner in writing, it will not consent to the transfer of fee simple title to any Mortgaged Property covered by a Lease Enhancement Insurance Policy, or beneficial ownership thereof, in a transaction which fails to comply with items
(i)-(iii) above.

     Any and all amounts collected under a Lease Enhancement Insurance Policy shall be immediately deposited in the Collection Account, subject to withdrawal as provided herein.

     SECTION 3.26     CONFIDENTIALITY.

     Except as otherwise consented to by the Owner in writing, all information acquired by the Servicer, the Custodian or the Fiscal Agent hereunder that is not publicly available, including but not limited to any Lease Enhancement Insurance Policies or any information relating thereto, shall be kept confidential by the Servicer, the Custodian or the Fiscal Agent, as applicable, and such party shall not use any such non-public information for any purpose other than in connection with this Agreement, except to the extent that (a) it is appropriate for the Servicer, Custodian or Fiscal Agent to do so (i) in working with legal counsel, auditors, other advisors, taxing authorities or other governmental agencies, (ii) in accordance with the Servicing Standard in connection with the servicing and administration of the Mortgage Loans or (iii) when required by any law, regulation, ordinance, court order or subpoena or (b) the Servicer is disseminating general statistical information relating to the mortgage loans being serviced by the Servicer (including the Mortgage Loans) so long as the Servicer does not identify the Owner or the Borrowers.

                                      ARTICLE IV


                               REMITTANCE TO THE OWNER

     SECTION 4.01.    REMITTANCES.

     On each Remittance Date, the Servicer shall remit by wire transfer of immediately available funds to the Owner (x) all amounts deposited in the Collection Account as of the close of business on the Rent Escrow Transfer Date (net of charges against or withdrawals from the Collection Account permitted under this Agreement), minus (y) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the Remittance Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Date for which such amounts relate.

     With respect to any remittance received by the Owner after the second Business Day following the Business Day on which such payment was due from the Collection Account, the Servicer shall pay to the Owner interest on such amount until paid, at a per annum rate equal to the Prime Rate plus 5%. Such interest shall be deposited in the Collection Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

     SECTION 4.02.    NONRECOVERABLE ADVANCES

     Any conclusion that a Property Advance is (or, if made, would be) a Nonrecoverable Advance must be (i) documented by, in addition to the Officer's Certificate required by this Section 4.02, an appraisal conducted within the 12 months preceding any such determination by an independent appraiser, at the expense of the Owner, in accordance with MAI standards and methodologies and
(ii) based upon the good faith business judgment of the Servicer, the Custodian or the Fiscal Agent, as applicable, that such Property Advance will not or, in the case of a proposed Property Advance, would not, be ultimately recoverable by the Servicer, the Custodian or the Fiscal Agent, as applicable, from the sum of late payments, reserve deposits, Insurance Proceeds, Condemnation Proceeds, Net Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan (including without limitation all rent payments due under the related Lease (including, but not limited to, Basic Rent, excess rent and any additional rent) which exceed the Monthly Payment due on the Mortgage Loan, whether due to the existence of such differences at origination, increases in such rents or otherwise). To the extent that any Borrower is not obligated under the related Mortgage Loan Documents to pay or reimburse any portion of any Property Advances and/or interest thereon that are outstanding with respect to the related Mortgage Loan as a result of (1) a modification or work-out of such Mortgage Loan which forgives unreimbursed amounts for which the Servicer had previously advanced, or (2) the Property Advance Rate exceeding the sum of the related Mortgage Rate and Default Interest, and the Servicer determines that no other source of payment or reimbursement for such advances and/or interest is available to it, such Property Advances and/or interest thereon shall be deemed to be nonrecoverable; PROVIDED, HOWEVER, that in connection with the foregoing the Servicer shall provide an Officer's Certificate as described in the succeeding paragraph.

     The determination by the Servicer, the Custodian or the Fiscal Agent, as applicable, that it has made a Nonrecoverable Advance or that any proposed Property Advance, if made, would constitute a Nonrecoverable Advance shall be evidenced by an Officer's Certificate or a certificate of a Responsible Officer, as applicable, of the party making such determination delivered to the Owner setting forth such determination and the procedures and considerations of the Servicer, the Custodian or the Fiscal Agent, as applicable, forming the basis of such determination (including a copy of the appraisal which was considered in making such determination).

     Notwithstanding the above, the Custodian and the Fiscal Agent shall be entitled to rely upon any certificate conforming to the requirements of this
Section 4.02 delivered by the Servicer to the effect that any Property Advance previously made is a Nonrecoverable Advance or that any proposed Property Advance, if made, would constitute a Nonrecoverable Advance.

                                      ARTICLE V

                            THE OWNER AND THE SERVICER

     SECTION 5.01.    LIABILITY OF THE OWNER AND THE SERVICER

     The Owner and the Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

     SECTION 5.02.    MERGER OR CONSOLIDATION OF THE SERVICER

     Subject to the following paragraph, the Servicer will keep in full effect its existence, rights and good standing as a limited partnership under the laws of the State of Missouri and will not jeopardize its ability to do business in each jurisdiction in which one or more of the Mortgaged Properties are located in order to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Servicer hereunder, and shall be deemed to have assumed all of the liabilities of the Servicer hereunder, if either (i) the Owner consents to such merger, consolidation or succession, which consent shall not be unreasonably withheld, or (ii) at the time of such merger, consolidation or succession, such merger, consolidation or succession does not result in a downgrading, withdrawal or qualification of the then-current rating assigned by any of the Rating Agencies to any of the mortgage-backed securities which evidence interests in any pool of one or more mortgage loans which was previously serviced by the Servicer under a separate servicing agreement.

     SECTION 5.03.    LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS

     Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer (or the general partner of the Servicer) shall be under any liability to the Owner for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Servicer or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on the Servicer pursuant to
Section 3.01 for a breach of the Servicing Standard therein or any other Section hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, fraud or negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer (or the general partner of the Servicer) may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Servicer and any director, officer, employee or agent of the Servicer (or the general partner of the Servicer) shall be indemnified and held harmless by the Owner against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, other than any loss, liability or expense incurred by reason of the Servicer's willful misfeasance, bad faith, fraud or negligence or a breach of the Servicing Standard in the performance of duties or by reason of reckless disregard of the Servicer's obligations or duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; PROVIDED, HOWEVER, that the Servicer may in its discretion and upon its receipt of written consent from the Owner undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Owner hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any liability related to the Servicer's obligations under Section 3.01(a)) shall be expenses, costs and liabilities of the Owner, and the Servicer shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.06(vi) of this Agreement.

     SECTION 5.04.    LIMITATION ON RESIGNATION OF THE SERVICER.

     (a) The Servicer may assign its rights and delegate its duties and obligations under this Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation shall execute and deliver to the Owner an agreement, in form and substance reasonably satisfactory to the Owner, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement from and after the date of such agreement; (ii) such sale or transfer to the purchaser or transferee is (A) consented to by the Owner, which consent shall not be unreasonably withheld, or (B) does not, at the time of such assignment or delegation, result in a downgrading, withdrawal or qualification of the then-current rating assigned by any of the nationally recognized statistical rating agencies to any of the mortgage-backed securities which evidence interests in any pool of mortgage loans being serviced by the Servicer under a separate servicing agreement; (iii) the Servicer shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 5.04; and (iv) the rate at which the Servicing Fee (or any component thereof) is calculated shall not exceed the rate in effect prior to such assignment and delegation. Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Servicer hereunder.

     (b) Except as provided in this Sections 5.02, 5.04 and 8.01, the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel (obtained at the resigning Servicer's expense) to such effect delivered to the Owner.

     (c)    No resignation or removal of the Servicer as provided in this
Section 5.04 shall become effective until the Custodian or a successor servicer shall have assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder pursuant to Section 6.02.

     SECTION 5.05.    RIGHTS OF THE OWNER IN RESPECT OF THE SERVICER.

     The Servicer shall afford the Owner, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations. Upon request, the Servicer shall furnish to the Owner its most recent financial statements and such other information in its possession regarding its business, affairs, property and condition, financial or otherwise, as the party requesting such information, in its reasonable judgment, determines to be relevant to the performance of the obligations hereunder of the Servicer.

                                      ARTICLE VI

                           DEFAULT AND SERVICING TRANSFER

     SECTION 6.01.    EVENTS OF DEFAULT.

     "EVENT OF DEFAULT", wherever used herein, means any one of the following events:

     (i) any failure by the Servicer to remit to the Collection Account or any failure by the Servicer to remit to the Owner any amount required to be so remitted by the Servicer pursuant to and in accordance with the terms of this Agreement; or

     (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements, contained in this Agreement which continues unremedied for a period of 30 days (except in the case of a breach of the Servicer's representations and warranties under Section 2.05(a), which shall be cured in the time period and in the manner prescribed in Section 2.05(b)) after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

     (iii)  [reserved]

     (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed, for a period of 60 days; or

     (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer, or of or relating to all or substantially all of the property of either the Servicer; or

     (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     (vii) the Servicer shall fail to make any Property Advance required to be made by the Servicer hereunder (whether or not the Custodian or the Fiscal Agent makes such Property Advance);

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Owner may, by notice in writing to the Servicer (with a copy thereof to the Custodian) terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Property Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination, and the right to the benefits of Section 5.03 notwithstanding any such termination). On or after the receipt by the Servicer of such written notice, all of its authority and power under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Custodian pursuant to and under this Section (notwithstanding any failure of the Custodian to satisfy the criterion set forth in Section 5.04) and, without limitation, the Custodian is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the defaulting Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer on behalf of itself, agrees in the event it is terminated pursuant to this Section 6.01 to cooperate with the Custodian and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Servicer or the Custodian, as applicable, for administration by it of all amounts on deposit in the Rent Escrow Account, the Collection Account and any REO Account, Escrow Account or Reserve Account or thereafter received with respect to the Mortgage Loans, and shall promptly provide the Custodian or such successor Servicer (which may include the Custodian), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Custodian or such successor Servicer shall reasonably request (including electromagnetic form), to enable it to assume the Servicer's function hereunder. All reasonable costs and expenses of the successor Servicer incurred in connection with transferring the Servicing Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 6.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Furthermore, in the event that the Servicer is required but fails to make a Property Advance hereunder, and for so long as such Event of Default shall not have been remedied, the Custodian shall have the same right to terminate the Servicer hereunder as would the Owner for an Event of Default provided that the Custodian shall deliver notice in writing to the Owner of its intent to terminate the Servicer and upon termination the Custodian shall assume the servicing functions of the Servicer hereunder until such time as a successor Servicer is appointed pursuant to Section 6.02.

     SECTION 6.02.    CUSTODIAN TO ACT; APPOINTMENT OF SUCCESSOR

     On and after the time the Servicer receives a notice of termination pursuant to Section 6.01, or upon the termination of the Servicer pursuant to
Section 5.04(b), and unless otherwise directed in writing by the Owner, the Custodian shall be its successor in all respects in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Servicer by the terms and provisions hereof; PROVIDED, HOWEVER, that (i) the Custodian shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the terminating or resigning Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the terminated party's failure to provide, or delay in providing, records, tapes, disks, information or monies shall not be considered a default by any successor hereunder. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen prior to its termination as Servicer. The Custodian shall not be liable for any of the representations and warranties of the Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Servicer or for any losses incurred in respect of any Permitted Investment by the Servicer pursuant to Section 3.07 hereunder nor shall the Custodian be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Custodian as successor Servicer shall be entitled to the Servicing Fees and all Servicing Compensation relating to the Mortgage Loans that accrue after the date of the Custodian's succession to which the Servicer would have been entitled if the Servicer had continued to act hereunder. Except as otherwise agreed to in writing by the Servicer, the Custodian and the Fiscal Agent, in the event any Property Advances made by the Servicer and the Custodian or the Fiscal Agent, as applicable, shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Property Advances and interest hereunder shall be applied entirely to the Property Advances made by the Fiscal Agent or Custodian, in that order (and the accrued and unpaid interest thereon), until such Property Advances made by the the Fiscal Agent or the Custodian, as applicable (and accrued and unpaid interest thereon) shall have been repaid in full. Notwithstanding the above, the Custodian may, if it shall be unwilling to so act, or shall, if it is unable to so act, or if the Owner so requests in writing to the Custodian, or if (x) either the Custodian or the Fiscal Agent is not rated by each Applicable Rating Agency as "AA" (or its equivalent rating) or higher or (y) the Custodian is not listed on the list of approved servicers of each Applicable Rating Agency, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which is ranked as a master servicer and special servicer by any of the Applicable Rating Agencies, at the time of such appointment, at least as high as Midland Loan Services, L.P. at the time such appointment is made, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. No appointment of a successor to the Servicer hereunder shall be effective until the assumption by such successor of all the Servicer's responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Servicer hereunder, unless the Custodian shall be prohibited by law from so acting, the Custodian shall act in such capacity as herein above provided. In connection with such appointment and assumption described herein, the Custodian may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of that permitted the terminated party hereunder. The Owner, the Custodian or Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Upon the termination of the Servicer pursuant to Sections 5.04(b), 6.01, 8.01 or as otherwise provided for herein, the Owner shall within thirty (30) days following the date of such termination remit to the Servicer any unpaid Servicing Fees and other Servicing Compensation, any unreimbursed Property Advances (with interest thereon at the Property Advance Rate), and any other outstanding amounts due to the Servicer hereunder; PROVIDED, HOWEVER, that in the event the Servicer is terminated pursuant to Section 6.01, and except as set forth in the sixth preceding sentence, such unreimbursed Property Advances shall be reimbursed to the Servicer (including any interest thereon at the Property Advance Rate) from future amounts received with respect to such Mortgage Loan which are allocable to the reimbursement of Property Advances or as otherwise permitted pursuant to Sections 3.06(ii) and 3.06(iii). In addition to the foregoing, and except as otherwise agreed in writing by the Servicer, the Custodian and the Fiscal Agent prior to such termination, it is expressly agreed that any successor Servicer (which, for purposes of this sentence, shall not include the Custodian or the Fiscal Agent) shall be required to allocate funds available with respect to a Mortgage Loan for the payment of unreimbursed Property Advances on a first in, first out basis resulting in the payment of unreimbursed Property Advances (including any interest thereon at the Property Advance Rate) first to the predecessor Servicer, unless during the first six months since the appointment of the successor Servicer the successor Servicer shall have been required to make any Property Advances, in which case any unreimbursed Property Advances made by the successor Servicer during such six month period shall be reimbursable first to the successor Servicer.

     SECTION 6.03.    OTHER REMEDIES OF OWNER

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Owner, in addition to the rights specified in Section 6.01, shall have the right to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect its interests (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

     SECTION 6.04.    WAIVER OF PAST EVENTS OF DEFAULT; TERMINATION

     The Owner may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

ARTICLE VII

                               CONCERNING THE CUSTODIAN

     SECTION 7.01.    POSSESSION OF CUSTODIAN MORTGAGE FILE; DUTIES OF
                      CUSTODIAN

     (a) With respect to each Mortgage Loan, pursuant to the Custody Agreement, with respect to each Transfer Date, the Owner shall transfer or cause to be transferred the related Custodian Mortgage Files to the Custodian.

     (b) The Custodian, prior to the occurrence of an Event of Default of which a Responsible Officer of the Custodian has actual knowledge and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Custodian shall be construed as a duty. During the continuance of an Event of Default of which a Responsible Officer of the Custodian has actual knowledge, the Custodian shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (c) The Custodian, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Custodian which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; PROVIDED, HOWEVER, that, the Custodian shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder by the Servicer.

     (d) No provision of this Agreement shall be construed to relieve the Custodian from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that the foregoing shall be subject to Section 7.02; and PROVIDED, FURTHER, that:

     (i) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Custodian has actual knowledge, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Custodian shall be determined solely by the express provisions of this Agreement, the Custodian shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Custodian and, in the absence of bad faith on the part of the Custodian, the Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Custodian that conform on their face to the requirements of this Agreement without responsibility for investigating the contents thereof;

     (ii) The Custodian shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Custodian was negligent in ascertaining the pertinent facts; and

     (iii) The Custodian shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clause (i) or (vii) of Section 6.01, or of any breach or occurrence referred to in clause (ii) through (vi) of
            Section 6.01, unless a Responsible Officer of the Custodian obtains actual knowledge of such failure, breach or occurrence.

     The Custodian, in its capacity as Custodian, shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the Custodian's opinion the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Custodian to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Custodian shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement. The Custodian shall not be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement.

     SECTION 7.02.    CERTAIN MATTERS AFFECTING THE CUSTODIAN

     (a)    Except as otherwise provided in Section 7.01:

     (i) The Custodian may request and/or rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the Custodian shall have no responsibility to ascertain or confirm the genuineness of any such party or parties;

     (ii) The Custodian may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

     (iii) (A) The Custodian shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of the Owner, pursuant to the provisions of this Agreement, unless the Owner shall have offered to the Custodian reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; and (B) the right of the Custodian to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Custodian shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

     (iv) The Custodian shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

     (v) The Custodian shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document; and

     (vi) The Custodian may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys. The Custodian shall not be liable or responsible for the misconduct or negligence of any of the Custodian's agents or attorneys appointed with due care by the Custodian hereunder.

     SECTION 7.03.    CUSTODIAN AND FISCAL AGENT NOT LIABLE FOR MORTGAGE LOANS

     The recitals contained herein shall not be taken as the statements of the Custodian, the Fiscal Agent or the Servicer, and the Custodian, the Fiscal Agent and the Servicer assume no responsibility for their correctness. The Custodian, the Fiscal Agent and the Servicer make no representations or warranties as to the validity or sufficiency of this Agreement or the validity, enforceability or sufficiency of any Mortgage Loan or related document. The Custodian and the Fiscal Agent shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority. Without limiting the foregoing, neither the Custodian nor the Fiscal Agent shall not be liable or responsible for: the existence, condition and ownership of any

Mortgaged Property; the existence of any hazard or other insurance thereon (other than, with respect to the Custodian only, if the Custodian shall assume the duties of the Servicer pursuant to Section 6.02) or the enforceability thereof; the existence of any Mortgage Loan or the contents of the related Custodian Mortgage File on any computer or other record thereof (other than, with respect to the Custodian only, if the Custodian shall assume the duties of the Servicer pursuant to Section 6.02); the validity of the assignment of any Mortgage Loan or of any intervening assignment; the completeness of any Custodian Mortgage File; the performance or enforcement of any Mortgage Loan (other than, with respect to the Custodian only, if the Custodian shall assume the duties of the Servicer pursuant to Section 6.02); the compliance by the Servicer with any warranty or representation made under this Agreement or in any related document; the acts or omissions of any of the Servicer (other than, with respect to the Custodian only, if the Custodian shall assume the duties of the Servicer pursuant to Section 6.02) or any subservicer or any Borrower; the failure of the Servicer or any subservicer to act or perform any duties required of it on behalf of the Owner hereunder; or any action by or omission of the Custodian taken at the instruction of the Servicer (other than in each case, with respect to the Custodian only, if the Custodian shall assume the duties of the Servicer pursuant to Section 6.02) unless the taking of such action is not permitted by the express terms of this Agreement; PROVIDED, HOWEVER, that the foregoing shall not relieve the Custodian or the Fiscal Agent of its obligation to perform its duties as specifically set forth in this Agreement. The Custodian and the Fiscal Agent shall not be accountable for the use or application by the Servicer of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account, the Rent Escrow Account, any Escrow Account, any Reserve Account and any REO Account by the Servicer. The Custodian (unless the Custodian shall have become the successor Servicer) and the Fiscal Agent shall have no responsibility for
(A) filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement, or (B) seeing to any insurance or (C) confirming or verifying the contents of any reports or certificates of the Servicer delivered to the Custodian pursuant to this Agreement believed by the Custodian to be genuine and to have been signed or presented by the proper party or parties. In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate "to the extent permitted by applicable law," the Custodian shall assume that such payment is so permitted unless a Responsible Officer of the Custodian has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect, that such payment is not permitted by applicable law.

     SECTION 7.04.    PAYMENT OF CUSTODIAN'S FEES AND EXPENSES;
                      INDEMNIFICATION

     (a) As compensation for its activities hereunder, the Custodian shall be entitled to the Custodian Fee, which shall be payable solely from receipts on the related Mortgage Loans, and may be withheld from payments on account of interest prior to deposit in the Collection Account, or may be withdrawn from amounts on deposits in the Collection Account as set forth in Section 3.06(iv). The Custodian's rights to the Custodian Fee may not be transferred in whole or in part except in connection with the transfer of all of the Custodian's responsibilities and obligations under this Agreement.

     (b)    To the extent specifically permitted by Section 3.06(ii), (iii) and
(vi), the Custodian shall be paid or reimbursed by the Owner from the Collection Account upon its request for expenses, disbursements and advances incurred or made by the Custodian pursuant to and in accordance with any of the provisions of this Agreement except any such expense, disbursement or advance as may arise from its negligence or bad faith; PROVIDED, HOWEVER, that the Custodian shall not refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Custodian Fee and the Custodian's expenses.

     The Servicer covenants and agrees to pay or reimburse the Custodian for the reasonable expenses, disbursements and advances incurred or made by the Custodian in connection with any transfer of the servicing responsibilities of the Servicer hereunder, pursuant to or otherwise arising from the resignation or removal of the Servicer, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the negligence or bad faith of the Custodian.

     (c) The Servicer shall indemnify the Owner, NationsBank, the Custodian and the Fiscal Agent, and their respective Affiliates and each of the directors, officers, employees and agents of the Custodian and the Fiscal Agent and their respective Affiliates (each, an "Indemnified Party"), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement related to the Servicer's willful misconduct, bad faith, fraud and/or negligence in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder (including in the case of the Servicer, any agent of the Servicer or subservicer).

     (d) The Owner shall indemnify each Indemnified Party from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising in respect of this Agreement incurred in connection with any legal action relating to this Agreement other than (i) those resulting from the negligence, fraud, bad faith or willful misconduct of the Indemnified Party and (ii) those as to which such Indemnified Party is entitled to indemnification pursuant to Section 7.04(c). The right of reimbursement of the Indemnified Parties under this Section 7.04(d) shall be senior to the rights of the Owner.

     (e) Notwithstanding anything herein to the contrary, this Section 7.04 shall survive the termination or maturity of this Agreement or the resignation or removal of the Custodian or the Fiscal Agent as regards rights accrued prior to such resignation or removal and (with respect to any acts or omissions during their respective tenures) the resignation, removal or termination of the Servicer.

     (f) This Section 7.04 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.

     SECTION 7.05.    ELIGIBILITY REQUIREMENTS FOR CUSTODIAN

     The Custodian hereunder shall at all times be a corporation or association organized and doing business under the laws of any state of the United States of America, authorized under such laws to exercise and to accept the powers conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and a rating on its unsecured long-term debt of at least "BBB" (or its equivalent rating) by each Applicable Rating Agency (or "AA" (or its equivalent rating) at any time when there is no Fiscal Agent appointed and acting hereunder or any such Fiscal Agent so appointed has a rating on its long-term unsecured debt that is lower than "AA" (without regard to any plus or minus) by each Applicable Rating Agency). If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     SECTION 7.06. RESIGNATION AND REMOVAL OF THE CUSTODIAN; REMOVAL OF THE FISCAL AGENT

     The Custodian may not resign and be discharged from its rights and responsibilities herein set forth without the prior written consent of the Owner and NationsBank. Upon any such resignation, the Fiscal Agent shall also be deemed to have been removed and, accordingly, the Servicer shall, at the direction of NationsBank, use reasonable efforts to promptly appoint a successor Custodian meeting the eligibility requirements set forth in Section 7.05, by written instrument, in triplicate, which instrument shall be delivered to the resigning Custodian, with a copy to the Fiscal Agent deemed removed, and the successor Custodian and successor Fiscal Agent. Notwithstanding the foregoing, if no successor Custodian and Fiscal Agent shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian and departing Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor Custodian and successor Fiscal Agent.

     If at any time the Custodian shall cease to be eligible in accordance with the provisions of Section 7.05 and shall fail to resign after written request therefor by the Owner or Servicer, or if at any time the Custodian or the Fiscal Agent shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Custodian or the Fiscal Agent or of its property shall be appointed, or any public officer shall take charge or control of the Custodian or the Fiscal Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Owner or the Servicer may remove the Custodian and the Fiscal Agent and shall promptly appoint a successor Custodian and successor Fiscal Agent by written instrument, which shall be delivered to the Custodian and the Fiscal Agent so removed and to the successor Custodian and successor Fiscal Agent.

     Notwithstanding the foregoing, if the Custodian is removed or resigns as Custodian under the Custody Agreement, the Custodian shall be permitted to resign from its rights and responsibilities herein set forth.

     The Owner may at any time remove the Custodian and the Fiscal Agent (and any removal of the Custodian shall be deemed to be a removal also of the Fiscal Agent) and appoint a successor Custodian and successor Fiscal Agent (each meeting the requirements of Section 7.07) by written instrument or instruments, in seven originals, signed by the Owner or its attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the successor Custodian so appointed and one complete set to the successor Fiscal Agent so appointed.

     In the event of the resignation or removal of the Custodian, the Fiscal Agent shall be entitled to resign, it being understood that the initial Fiscal Agent shall not be obligated to act in such capacity hereunder at any time that LaSalle National Bank is not the Custodian.

     Any resignation or removal of the Custodian and Fiscal Agent and appointment of a successor Custodian and, if such successor Custodian is not rated "AA" (or its equivalent) each Applicable Rating Agency, a successor Fiscal Agent pursuant to any of the provisions of this Section 7.06 shall not become effective until acceptance of appointment by the successor Custodian and, if necessary, Fiscal Agent as provided in Section 7.07.

     SECTION 7.07.    SUCCESSOR CUSTODIAN AND FISCAL AGENT

     Any successor Custodian and any successor Fiscal Agent appointed as provided in Section 7.06 shall execute, acknowledge and deliver to the predecessor Custodian and predecessor Fiscal Agent, as the case may be, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Custodian and predecessor Fiscal Agent shall become effective and such successor Custodian and successor Fiscal Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Custodian herein. The predecessor Custodian shall deliver to the successor Custodian and successor Fiscal Agent all Custodial Mortgage Files and related documents and statements held by it hereunder, and the predecessor Custodian and successor Fiscal Agent shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Custodian and successor Fiscal Agent all such rights, powers, duties and obligations. No successor Custodian or successor Fiscal Agent shall accept appointment as provided in this Section 7.07 unless at the time of such acceptance such successor Custodian or successor Fiscal Agent shall be eligible under the provisions of Section 7.05.

     SECTION 7.08.    MERGER OR CONSOLIDATION OF CUSTODIAN AND OF THE FISCAL
                      AGENT

     Any corporation into which the Custodian may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Custodian, shall be the successor of the Custodian hereunder, provided that such corporation shall be eligible under the provisions of Section 7.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Any Person into which the Fiscal Agent may be merged or converted or with which it may be consolidated or any corporation or bank resulting from any merger, conversion or consolidation to which the Fiscal Agent shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Fiscal Agent shall be the successor of the Fiscal Agent hereunder, provided that such corporation or bank shall be eligible under the provisions of Section 7.05 without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything to the contrary notwithstanding.

     SECTION 7.09.    FISCAL AGENT APPOINTED; CONCERNING THE FISCAL AGENT.

     (a) The Custodian hereby appoints ABN AMRO Bank N.V. as the initial Fiscal Agent hereunder for the purposes of exercising and performing the obligations and duties imposed upon the Fiscal Agent by Sections 3.22.

     (b) The Fiscal Agent undertakes to perform such duties and only such duties as are specifically set forth in Sections 3.22.

     (c) No provision of this Agreement shall be construed to relieve the Fiscal Agent from liability for its own negligent failure to act, bad faith or its own willful misfeasance; PROVIDED, HOWEVER, that (i) the duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of Sections 3.22, the Fiscal Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent and, in the absence of bad faith on the part of the Fiscal Agent, the Fiscal Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Fiscal Agent by the Owner, the Servicer or the Custodian and which on their face do not contradict the requirements of this Agreement, and (ii) the provisions of clause (ii) of
Section 7.01(d) shall apply to the Fiscal Agent.

     (d) The Fiscal Agent also shall have the benefit of provisions of clauses (i), (ii), (iii), (iv), (v), and (vi) of Section 7.02(a).

                                     ARTICLE VIII

                          WHOLE LOAN TRANSFER; PASS THROUGH
                           TRANSFER; RIGHTS OF NATIONSBANK

     SECTION 8.01. REMOVAL OF MORTGAGE LOANS FROM INCLUSION UNDER THIS AGREEMENT UPON A PASS-THROUGH TRANSFER OR A WHOLE LOAN TRANSFER ON ONE OR MORE RECONSTITUTION DATES

     The Servicer, the Custodian and the Owner agree that with respect to some or all of the Mortgage Loans, the Owner may, upon the written consent of NationsBank (such consent required only in the event of a payment default by the Owner under the Master Repurchase Agreement), effect either one or more Whole Loan Transfers and/or one or more Pass-Through Transfers.

     With respect to each Whole Loan Transfer entered into by the Owner, the Servicer agrees:

     (1) to cooperate fully with the Owner and any prospective purchaser with respect to all reasonable requests and due diligence procedures; and

     (2) to execute or acknowledge, at the Owner's discretion, either (a) an assignment by the Owner to a purchaser of some or all of the Mortgage Loans, which Mortgage Loans may, at the option of the Owner, be assigned subject to the servicing and custodial provisions, representations and warranties and covenants set forth in this Agreement, provided that following such assignment, such purchaser shall not be entitled to have any additional mortgage loans become subject to this Agreement without the Servicer's written consent, and/or (b) a Reconstitution Agreement under which, at the option of the Owner, the Servicer would continue to service, and the Custodian would continue to provide custodial services with respect to, some or all of the Mortgage Loans, provided that in the case of (a) or (b) (i) each of the Servicer, the Custodian (in the case of an assignment or a Reconstitution Agreement subject to the servicing or custodial provisions, respectively) and the Owner is given an opportunity to review and reasonably negotiate in good faith the content of any of such documents, (ii) the Owner shall on or before the transfer of such Mortgage Loans remit to the Servicer any unpaid Servicing Fees and other Servicing Compensation, to the Custodian any unpaid Custodian Fees and to the Servicer, the Custodian and the Fiscal Agent any unreimbursed Property Advances (with interest thereon at the Property Advance Rate) and any other outstanding amounts due to the Servicer, the Custodian and the Fiscal Agent hereunder related to such Mortgage Loans and (iii) the Servicer, the Custodian and the Fiscal Agent have been provided with adequate assurances that the prospective purchaser shall be capable of reimbursing any Property Advances made by the Servicer, the Custodian and the Fiscal Agent, as applicable, after such Whole Loan Transfer to the extent the Owner is required to make such reimbursement pursuant to the terms of this Agreement.

     The Owner intends that, with respect to a Pass-Through Transfer, the Owner shall engage Midland Loan Services, L.P. as servicer under any pooling and servicing agreement or other similar document, and the Owner shall engage LaSalle National Bank as trustee under any such pooling and servicing agreement or other similar document to the extent that each such party (i) is not in default hereunder, (ii) consents to perform such services at the fee levels charged hereunder (assuming that the trustee's fees under such agreement are not greater than the Custodian Fee), (iii) is still performing its duties under this Agreement immediately prior to such Pass-Through Transfer, and (iv) would not, by its engagement and in the good faith determination of the Owner, jeopardize the rating of any securities offered in connection with such Pass-Through Transfer; PROVIDED, HOWEVER, that if the Owner in its good faith judgment determines that it is in its best interest to use any other Person as such servicer or trustee, the Owner may do so without any liability on the part of the Owner with respect to the Servicer or the Custodian (including but not limited to the payment of any termination fee). In the event that Midland Loan Services, L.P. is not retained as the servicer under any such pooling and servicing agreement or other similar agreement, Midland Loan Services, L.P. or the Owner shall each have the right upon written notice to terminate all of its rights and obligations under this Agreement; PROVIDED, HOWEVER, that the Servicer shall continue to service any Mortgage Loans then subject to this Agreement until the sooner to occur of (i) the appointment of a successor servicer or (ii) the passage of four months from the time notice of such termination is given. In the event that LaSalle National Bank is not retained as trustee under any such pooling and servicing agreement or other similar agreement, LaSalle National Bank shall have the right, upon written notice, to terminate all of its rights and obligations under this Agreement; PROVIDED, HOWEVER, that in any such event, LaSalle National Bank shall continue to serve as Custodian hereunder until the sooner to occur of (i) the appointment of a successor to the Custodian hereunder, or (ii) the passage of four months from the time notice of such termination is given. The Servicer shall cooperate with the Owner in connection with a Pass-Through Transfer in accordance with this
Section 8.01. In that connection, the Servicer shall (a) service the Mortgage Loans in accordance with the applicable pooling and servicing agreement or other similar agreement, (b) negotiate in good faith and execute any Reconstitution Agreements required to effectuate the foregoing, and (c) provide to the trustee and/or the Owner: (i) any and all information and appropriate verification of information which may be reasonably available to the Servicer, whether through letters of its auditors and counsel or otherwise, as the Owner or any trustee shall reasonably request; and (ii) such additional representations, warranties, covenants, indemnities, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Servicer as are reasonably believed necessary by the trustee, any Rating Agency or the Owner, as the case may be, in connection with such Pass-Through Transfer. The Servicer shall execute any Reconstitution Agreements required within a reasonable period of time after receipt of such Reconstitution Agreements, provided that such time shall have been sufficient for the Servicer and the Servicer's counsel to review and negotiate in good faith such Reconstitution Agreements. Under the applicable Reconstitution Agreement, the Servicer shall retain a servicing fee at a rate per annum not less than the Servicing Fee Rate (assuming that the trustee's fees under such Reconstitution Agreement are not greater than the Custodian Fee). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities under the

Reconstitution Agreement (including, without limitation, the fees of any subservicer, and the trustee) out of the servicing fee thereunder and shall not be entitled to reimbursement therefor, except as specifically provided for herein. Under the Reconstitution Agreement, the Servicer may also be required to undertake responsibility for advancing the amount of any delinquent Monthly Payments or other Mortgagor defaults, subject to limitations relating to the Servicer's determination that such advances are not reasonably recoverable from the related Mortgage Loan or REO Property in accordance with customary servicing practices. The servicing terms, provisions, obligations and benefits in any Reconstitution Agreement shall be otherwise similar in all material respects to the terms, provisions, obligations and benefits set forth herein, except (i) additional terms may be discussed and negotiated in good faith, (ii) the timing relating to the remittance of funds and reports to the trustee thereunder may be changed in order to provide additional time necessary to perform the servicing and reporting activities which may be required under such agreement and (iii) such other provisions as the parties shall agree to change which may be necessary or appropriate in connection with a securitization transaction.

     Prior to a Reconstitution Date the Owner or its designee shall prepare an Assignment of Mortgage acceptable to the trustee or such third party, as the case may be, for each Mortgage Loan that is part of a Pass-Through Transfer or a Whole Loan Transfer and shall pay all recording costs associated therewith. The Servicer shall cooperate with the Owner, at the direction of the Owner, in the preparation and arranging the execution of any Note endorsements in connection with any and all Reconstitution Agreements.

     With respect to all Mortgage Loans that are sold or transferred pursuant to
(i) a Whole Loan Transfer on a servicing released basis or (ii) a Pass-Through Transfer, this Agreement and the Servicer's and the Custodian's duties and obligations hereunder shall be terminated; PROVIDED, HOWEVER, that such termination shall not affect any rights of the Servicer or the Custodian for payment or reimbursement that have arisen with respect to any Mortgage Loan prior to such termination. All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer on a servicing released basis or a Pass-Through Transfer and any and all Mortgage Loans repurchased by the Owner with respect to a Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

     It is understood that after the delivery of a Default Notice, NationsBank may, pursuant the exercise of its rights and remedies under Section 13 of the Master Repurchase Agreement, elect to sell any or all of the Mortgage Loans to a third party. Any such sale may be effected in the same manner as a Whole Loan Transfer on a servicing released basis pursuant to this Section 8.01. With respect to all such Mortgage Loans that are so sold to a third party, this Agreement and the Servicer's and the Custodian's duties and obligations hereunder shall be terminated; PROVIDED, HOWEVER, that such termination shall not affect any rights of the Servicer or the Custodian for payment or reimbursement that have arisen with respect to any Mortgage Loan prior to such termination.

     SECTION 8.02.    RIGHTS OF NATIONSBANK

     The parties hereto acknowledge that the Mortgage Loans will be originated or acquired by the Owner, or an Affiliate thereof, and simultaneously sold to NationsBank subject to the obligation of the Owner under the Master Repurchase Agreement, to repurchase the Mortgage Loans on a Repurchase Date (as defined in the Master Repurchase Agreement). In connection therewith and notwithstanding any provision to the contrary contained herein, the parties hereto agree that under the terms of the Master Repurchase Agreement, Capital Lease Funding, L.P. ("CLF") has irrevocably agreed that NationsBank shall have the exclusive right to exercise all rights and powers of the Owner hereunder. Until such time as NationsBank notifies the Servicer in writing that its right to exercise the rights and powers of the Owner hereunder has terminated or expired under the terms of the Master Repurchase Agreement, (1) the Servicer will only look to NationsBank to provide all directions, consents, powers of attorney and any other executed documents which the Owner is authorized or required to provide to the Servicer hereunder, and the Servicer may rely upon all such directions, consents and documents provided by NationsBank and shall have no obligation to follow or rely upon any directions of CLF or any other Person; (2) except as provided in this Section 8.02, CLF shall perform the obligations of the Owner hereunder, and the Servicer, the Custodian and the Fiscal Agent shall look only to CLF for the payment of any amounts due from the Owner hereunder (including, without limitation, amounts due under any indemnification granted by the Owner hereunder) with respect to actions arising on or before a Default Notice (defined below) shall have been delivered to the Servicer by NationsBank; PROVIDED, HOWEVER, that in the event (i) CLF as Owner is required under the terms of this Agreement to reimburse the Servicer, the Custodian or the Fiscal Agent for any unreimbursed Property Advances (with interest thereon at the Property Advance Rate), (ii) CLF fails to so reimburse the Servicer, the Custodian or the Fiscal Agent in a timely manner, and (iii) the Servicer uses its best efforts to enforce such requirement and CLF does not comply with such requirement within thirty days after receiving written notice from the Servicer of such noncompliance, NationsBank shall assume such requirement and reimburse the Servicer, the Custodian or the Fiscal Agent for such unreimbursed Property Advances (with interest thereon at the Property Advance Rate); (3) all remittances of funds with respect to the Mortgage Loans which are required to be remitted by the Servicer to the Owner hereunder shall be remitted to NationsBank or its Affiliate pursuant to wiring instructions designated by NationsBank, and
(4) a copy of each notice or communication sent to NationsBank as Owner in connection with this Agreement shall be simultaneously sent to CLF at the address indicated in Section 9.03 hereof in the same manner as that used to send such notice or communication to NationsBank. NationsBank shall promptly advise the Servicer in writing if the right, title and interest of CLF in the Mortgage Loans has been terminated under the terms of the Master Repurchase Agreement due to the default of CLF thereunder (such written advice being referred to as the "Default Notice"), whereupon NationsBank shall succeed to CLF as the Owner hereunder and shall assume all of the rights and obligations of the Owner hereunder. NationsBank hereby agrees, prior to a Default Notice, to act reasonably in giving instructions to the Servicer so as to protect the interests, if any, of CLF in the Mortgage Loans; PROVIDED, HOWEVER, that the Servicer shall not have any obligation to determine whether the instructions or directions of

NationsBank are reasonable as such instructions or directions relate to the interests of CLF, if any, in and to the Mortgage Loans.

     SECTION 8.03.    FURTHER ASSURANCES.

     The parties hereto agree to take any such action as is reasonably necessary to conform the provisions of this Agreement to future requirements of any Rating Agency rating (or issuing letters with respect to) the Mortgage Loans, and to the requirements of future Mortgage Loans originated in connection with the transaction herein contemplated including, if necessary and reasonably acceptable to the parties hereto, amending and/or restating this Agreement at a future date.

                                      ARTICLE IX

                              MISCELLANEOUS PROVISIONS

     SECTION 9.01.    COUNTERPARTS

     This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 9.02.    GOVERNING LAW

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 9.03.    NOTICES

     All demands, notices and communications hereunder shall be in writing, shall be deemed to have been given upon receipt as follows:

     If to the Custodian or Fiscal Agent, to:

            LaSalle National Bank
            135 LaSalle Street, Suite 1740
            Chicago, Illinois  60674-4107
            Attention:     Asset Backed Securities Trust Services Group-CLF

     With copies to:

            Latham & Watkins
            885 Third Avenue
            New York, New York  10022
            Attention: Mark I. Michigan, Esq.

     If to the Owner, to:

            Capital Lease Funding, L.P.
            85 John Street
            New York, New York  10038
            Attention:  Paul H. McDowell, Esq.

     With copies to:

            Cadwalader, Wickersham & Taft
            100 Maiden Lane
            New York, New York  10038
            Attention:  Karsten P. Giesecke, Esq.

     If to the Servicer, to:

            Midland Loan Services, L.P.
            210 West 10th Street, Sixth Floor
            Kansas City, Missouri  64105
            Attention:  Alan L. Atterbury

     With copies to:

            Morrison & Hecker
            2600 Grand Avenue
            Kansas City, Missouri  64108-4606
            Attention:  William A. Hirsch, Esq.

     If to NationsBank, to:

            NationsBank, N.A.
            100 North Tryon Street, 11th Floor
            NC-007-11-07
            Charlotte, North Carolina  28255
            Attention:  William Green


or, in the case of the parties to this Agreement, to such other address as such party shall specify by written notice to the other parties hereto.

     SECTION 9.04.    SEVERABILITY OF PROVISIONS

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     SECTION 9.05.    AMENDMENT

     This Agreement may be amended in writing from time to time by the Owner, the Servicer, the Custodian, the Fiscal Agent and NationsBank.

     IN WITNESS WHEREOF, the Owner, the Servicer, NationsBank (whose duties hereunder arise solely in connection with Article VIII hereof), and the Custodian and the Fiscal Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

                                CAPITAL LEASE FUNDING, L.P.
                                as Owner

                                By:  CLF HOLDINGS, INC.
                                     its General Partner

                                By:  _____________________________
                                     Name:
                                     Title:

                                MIDLAND LOAN SERVICES, L.P.
                                as Servicer

                                By:  MIDLAND DATA SYSTEMS, INC.
                                     its General Partner


                                     By:  __________________________
                                          Name:
                                          Title:

                                LASALLE NATIONAL BANK
                                as Custodian


                                By:  _____________________________
                                     Name:
                                     Title:

                                ABN AMRO BANK N.V.
                                as Fiscal Agent


                                By:  _____________________________
                                     Name:
                                     Title:

                                NATIONSBANK, N.A.
                                (solely with respect to Article VIII hereof)


                                By:  _____________________________
                                     Name:
                                     Title: